UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TUCOWS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

July 28, 2015

Dear Fellow Shareholder:

You are cordially invited to attend the 2015 annual meeting of shareholders of Tucows Inc. to be held at the offices of the company, 96 Mowat Avenue, Toronto, Ontario, M6K 3M1, Canada, on Tuesday, September 8, 2015 at 4:30 p.m. (local time).

The accompanying notice of annual meeting and proxy statement describes the matters we will discuss and vote on at the annual meeting. You will also have an opportunity to ask questions.

As permitted by the rules of the Securities and Exchange Commission, we are furnishing proxy materials, including this notice of Annual Meeting, proxy statement, our 2014 Annual Report on Form 10-K and the electronic proxy card for the meeting to our shareholders via the Internet by sending them a Notice of Internet Availability of Proxy Materials (the “Notice”) that explains how to access our proxy materials and how to vote online. If you received the Notice and would like us to send you a printed copy of our proxy materials, please follow the instructions included in the Notice.

Your vote is important. I hope you will join us at the annual meeting. Whether or not you plan to attend, we encourage you to vote – regardless of the size of your share holdings. Every vote is important, and your participation enables us to listen and act on what matters to you as a shareholder. Please ensure that your shares are represented and voted at the annual meeting in accordance with your instructions by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by voting your shares over the phone or Internet. Voting via the Internet or by telephone is fast and convenient, and your vote is immediately tabulated and confirmed. Using the Internet or telephone also helps save us money by reducing postage and proxy tabulation costs. You may also be entitled to vote in person at the meeting. Please refer to detailed instructions included in the proxy statement or in the Notice of Internet Availability of Proxy Materials.

We look forward to seeing you on September 8, 2015.

Sincerely,

Elliot Noss President and Chief Executive Officer

TUCOWS INC.

96 Mowat Avenue

Toronto, Ontario M6K 3M1

Canada

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 8, 2015

The 2015 annual meeting of shareholders of Tucows Inc. will be held at 4:30 p.m. (local time) on September 8, 2015 at the offices of the company, 96 Mowat Avenue, Toronto, Ontario, M6K 3M1, Canada, to:

1.	Elect seven directors to serve on our Board of Directors until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.

Approve a proposal to amend and restate our 2006 Equity Compensation Plan to: (i) increase the number of authorized shares under the 2006 Plan by 750,000 shares to 2,475,000; (ii) extend the term of the 2006 Plan to September 1, 2025; (iii) require gross counting of shares; (iv) expressly prohibit the repricing of outstanding options and stock appreciation rights; (v) impose a minimum 12 month vesting requirement; (vi) designate a series of performance criteria and establish certain limits on payments for purposes of Internal Revenue Service Code Section 162(m); and (vii) make other technical or otherwise non-material revisions thereto;

3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2015; and

4.	Transact such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

At the annual meeting, our Board of Directors intends to present Allen Karp, Rawleigh Ralls, Erez Gissin, Elliot Noss, Jeffery Schwartz, Robin Chase and Joichi Ito as nominees for election to the Board of Directors.

Only shareholders of record on the books of the company at the close of business on July 13, 2015 will be entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Our Board of Directors is soliciting the enclosed proxy. Please carefully read the accompanying proxy statement for more information regarding the business to be transacted at the annual meeting. You will also find enclosed our 2014 Annual Report on Form 10-K.

We will make available at the annual meeting a complete list of the shareholders entitled to vote at the annual meeting, and you may examine the list for any purpose related to the annual meeting.

Your vote is important. Whether or not you plan to attend, we encourage you to vote – regardless of the size of your share holdings. Every vote is important, and your participation enables us to listen and act on what matters to you as a shareholder. Please ensure that your shares are represented and voted at the annual meeting in accordance with your instructions by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by voting your shares over the phone or Internet. Voting via the Internet or by telephone is fast and convenient, and your vote is immediately tabulated and confirmed. Using the Internet or telephone also helps save us money by reducing postage and proxy tabulation costs. You may also be entitled to vote in person at the meeting. Please refer to detailed instructions included in the proxy statement or in the Notice of Internet Availability of Proxy Materials.

Michael Cooperman Chief Financial Officer and Secretary

Toronto, Ontario

July 28, 2015

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to Be Held on September 8, 2015:

We are furnishing proxy materials to you via the Internet. The Notice of Internet Availability Proxy Materials will instruct you as to how you may vote your proxy. No printed materials will be available unless you specifically request them by following the instructions in the “Notice of Internet Availability of Proxy Materials.” Printed copies will be provided upon request at no charge.

This proxy statement and the 2014 Annual Report on Form 10-K are also available at http://www.tucows.com/investors/filings/ for viewing, downloading and printing. The information on our website is not part of this proxy statement. References to our website in this proxy statement are intended to serve as inactive textual references only.

TUCOWS INC.

96 Mowat Avenue

Toronto, Ontario M6K 3M1

Canada

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

September 8, 2015

We are sending this proxy statement to shareholders of Tucows Inc., a Pennsylvania corporation (“Tucows” or the “Company”), in connection with our Board of Directors’ solicitation of proxies for use at our annual meeting of shareholders on September 8, 2015. We have also enclosed our 2014 Annual Report on Form 10-K (which does not form a part of the proxy solicitation material).

VOTING INFORMATION

Record Date

The record date for the annual meeting was July 13, 2015. You may vote all shares of our common stock that you owned as of the close of business on that date. On July 13, 2015, we had 11,083,976 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to be voted at the annual meeting. This proxy statement or the Notice of Internet Availability of Proxy Materials (the “Notice”) are being mailed or made available on the Internet on or about July 28, 2015 to shareholders of record as of the close of business on the record date.

How to Vote

By mail. If you hold your shares through a securities broker (that is, in street name), you may complete and mail the voting instruction card forwarded to you by your broker. If you hold your shares in your name as a holder of record, you can vote your shares by proxy by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope. A properly completed and returned proxy card will be voted as you instruct, unless you subsequently revoke your instructions.

By telephone. If you hold your shares through a securities broker, you may vote by telephone by following the instructions included with the voting instruction card forwarded to you by your broker. If you vote your shares via telephone, you may incur additional charges.

By Internet. If you hold your shares through a securities broker, you may vote your shares via the Internet by following the instructions included with the voting instruction card forwarded to you by your broker. If you vote your shares via the Internet, you may incur costs such as telephone and Internet access charges.

At the annual meeting. Submitting your vote by mail or via the Internet does not limit your right to vote in person at the annual meeting if you later decide to do so. If you hold your shares in street name and want to vote in person at the annual meeting, you must obtain a proxy from your broker and bring it to the annual meeting.

Revoking Your Proxy

You can revoke your proxy at any time before your shares are voted at the annual meeting. If you are a shareholder of record, you can send a written notice of revocation to our secretary at our principal executive office (96 Mowat Avenue, Toronto, Ontario, M6K 3M1, Canada) and request another proxy card. If you hold your shares through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and asking for a new proxy card. If you submitted your proxy by Internet or by telephone, you can amend your vote by re-voting over the Internet or by telephone. You can also attend the annual meeting and vote in person. Merely attending the annual meeting will not revoke your proxy.

Returning Your Proxy without Indicating Your Vote

If you return a signed proxy card without indicating your vote and do not revoke your proxy, your shares will be voted according to the Board of Directors’ recommendations.

Quorum Required to Hold the Annual Meeting

On September 8, 2015 we need the presence of, in person or by proxy, shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, on a particular matter to be acted upon at the meeting, in order to constitute a quorum for the purpose of consideration of and action on the matter. If a quorum is present then the shareholders can continue to do business and vote on other matters until adjournment. Votes withheld in the election of directors are treated as present for purposes of determining a quorum. If your shares are held in “street name” and you do not give your broker voting instructions, your broker generally will have discretion to vote your shares for “routine” matters such as the proposal to ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. If your broker votes your shares on this proposal you will be deemed present for purposes of determining a quorum. For more information regarding “routine” and “non-routine” matters and “broker non-votes,” see “Street Name Shares and Broker Non-Votes.”

Vote Required to Elect Directors

A plurality of the votes cast is required for the election of directors. Accordingly, the seven nominees for election as directors who receive the highest number of votes actually cast will be elected.

Votes required to Approve the Amendment and Restatement of our 2006 Equity Compensation Plan

The affirmative vote of a majority of the votes cast by all holders of shares of common stock represented at the annual meeting, in person or by proxy, and entitled to vote is required to approve the amendment and restatement of our 2006 Equity Compensation.

Vote Required to Ratify the Appointment of KPMG LLP

The affirmative vote of a majority of the votes cast by all shareholders represented at the annual meeting, in person or by proxy, and entitled to vote is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Street Name Shares and Broker Non-Votes

A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under applicable New York Stock Exchange (“NYSE”) rules, brokers cannot exercise discretion to vote shares in an uncontested election of directors or on matters relating to executive compensation (each, a “non-routine” proposal) if the shareholder does not give the broker voting instructions for these matters. To the extent that brokers have not received voting instructions, brokers report such number of shares as “non-votes.” Accordingly, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms, if your shares are held in “street name” and you wish to vote your shares on: (1) the election of directors and (2) approval of the amendment and restatement of our 2006 Equity Compensation Plan you must give your broker voting instructions for these proposals.

Broker non-votes will have no effect on the votes for (1) the election of directors and (2) approval of the amendment and restatement of our 2006 Equity Compensation Plan. Broker non-votes will not occur in connection with the proposal to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015 because this is a “routine” matter and brokers, banks, trustee and other nominees have discretionary voting authority to vote shares on this proposal without specific instruction from the beneficial owner of such shares.

Abstentions will have the same effect as a vote “AGAINST” the proposals for (1) approval of the amendment and restatement of our 2006 Equity Compensation Plan and (2) ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Postponement or Adjournment of the Annual Meeting

If the annual meeting is postponed or adjourned, your proxy will still be valid and may be voted at the rescheduled meeting. You will still be able to revoke your proxy until it is voted.

BENEFICIAL OWNERSHIP OF COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Stock Ownership of Executive Officers and Directors

The following table sets forth the beneficial ownership of our common stock, as of the record date, by our Chief Executive Officer, Mr. Elliot Noss, and Messrs. Michael Cooperman, David Woroch, Ken Schafer and Ms. Carla Goertz, our four other most highly compensated executive officers for the last completed fiscal year (each a “named executive officer”), each of our directors and all of our directors and executive officers as a group. The information on beneficial ownership in the table and related footnotes is based upon data furnished to us by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole investment power with respect to the shares included in the table.

Name	Common Stock Beneficially Owned Excluding Options		Stock Options Exercisable within 60 Days of July 13, 2015	Total Common Stock Beneficially Owned	Percent of Class(1)
Named executive officers and directors

Elliot Noss, President and Chief Executive Officer	713,146	(2)	55,750	768,896	6.9%

Michael Cooperman, Chief Financial Officer	271,332	(3)	51,062	322,394	2.9%

David Woroch, Executive Vice-President, Wholesale	124,251	(4)	51,062	175,313	1.6%

Kenneth Schafer, Executive Vice-President, Product	25		51,062	51,087	*

Carla Goertz, Executive Vice-President, Human Resources	19,525		61,062	80,587	*

Erez Gissin, Director	23,750		26,250	50,000	*

Joichi Ito, Director	6,250		7,500	13,750	*

Allen Karp, Director	13,750	(5)	35,625	49,375	*

Rawleigh Ralls, Director	377,500	(6)	25,000	402,500	3.6%

Jeffrey Schwartz, Director	25,000		35,625	60,625	*

Robin Chase, Director	----		4,375	4,375	*

All directors and executive officers as a group	1,574,529		404,373	1,978,902	17.2%

*	Less than 1%

(1)	Based on 11,083,976 shares outstanding as of July 13, 2015, adjusted for shares of common stock beneficially owned but not yet issued.

(2)

Includes an aggregate of 124,036 shares of common stock that are indirectly owned by Mr. Noss. Includes 564,951 shares of Common Stock that are subject to a loan and pledge arrangement entered into by Mr. Noss in order to satisfy the required Canadian taxes and exercise price due in connection with the exercise of expiring options.

(3)	Includes 37,188 shares of common stock that are held in Mr. Cooperman’s Registered Retirement Savings Plan (“RRSP”) account.

(4)	Includes 54,984 shares of common stock that are held in Mr. Woroch’s RRSP account and 10,750 shares of common stock held in his wife’s RRSP account.

(5)	Includes 5,000 shares of common stock that are held directly by Mr. Karp’s wife.

(6)	Of these shares, 56,250 shares are held in Mr. Ralls’ IRA account, 6,250 shares are held in Mrs. Ralls’ IRA account and 40,000 are held by Mrs. Ralls directly.

Stock ownership of Principal Shareholders

The following table sets forth information with respect to each shareholder known to us to be the beneficial owner of more than 5% of our outstanding common stock as of the record date, based on the Schedule 13D, Schedule 13G, or any amendments thereto, filed with the SEC.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)

Osmium Partners, LLC 300 Drakes Landing Rd, Suite 172 Greenbrae, CA 94904	960,269	(2)	8.7%

Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	615,135	(3)	5.5%

Elliot Noss 96 Mowat Avenue Toronto, ON M6K 3M1	768,896	(4)	6.9%

(1)	Based on 11,083,976 shares outstanding as of July 13, 2015.

(2)

As disclosed on Form 13G/A, filed with the SEC on February 17, 2015 by Mr. John H. Lewis. These shares are held by Osmium Partners, LLC, a Delaware limited liability company (“Osmium Partners”), which serves as the general partner of Osmium Capital, LP, a Delaware limited partnership (the “Fund”), Osmium Capital II, LP, a Delaware limited partnership (“Fund II”), Osmium Spartan, LP, a Delaware limited partnership (“Fund III”), and Osmium Diamond, LP, a Delaware limited partnership (“Fund IV”) (all of the foregoing, collectively, the “Filers”). The Fund, Fund II, Fund III and Fund IV are private investment vehicles formed for the purpose of investing and trading in a wide variety of securities and financial instruments. The Fund, Fund II, Fund III and Fund IV directly own the common shares reported in this Statement. Mr. Lewis and Osmium Partners may be deemed to share with the Fund, Fund II, Fund III and Fund IV (and not with any third party) voting and dispositive power with respect to such shares. Each Filer disclaims beneficial ownership with respect to any shares other than the shares owned directly by such Filer.

(3)

As disclosed on Form 13G, filed with the SEC on February 12, 2015 by Renaissance Technologies LLC. These shares are held by Renaissance Technologies, LLC ("RTC") and Renaissance Technologies Holdings Corporation ("RTHC"). The Schedule 13G reports that as of October 21, 2014, RTC (an investment adviser) and RTHC by virtue of its majority ownership of RTC, have sole voting power over 570,751 shares, sole dispositive power over 610,684 shares and shared dispositive power over 4,451 shares.

(4)

As disclosed on Form 4, filed with the SEC on April 13, 2015 by Mr. Noss. Includes an aggregate of 124,036 shares of common stock that are held in Mr. Noss’s RRSP accounts. Includes 564,951 shares of Common Stock that are subject to a loan and pledge arrangement entered into by Mr. Noss in order to satisfy the required Canadian taxes and exercise price due in connection with the exercise of expiring options.

PROPOSAL No. 1

ELECTION OF DIRECTORS

Our business is managed under the direction of our Board of Directors. Our Second Amended and Restated Bylaws, as amended (the “Bylaws”) provide that our Board of Directors determines the number of directors from time to time, which is currently set at a maximum of seven. Our directors are all subject to annual election. The current term of office of all of our directors expires upon election of their successors at the 2015 annual meeting.

Our Board of Directors is presently composed of seven members all of whom are standing for re-election. Our Board of Directors proposes that these seven director nominees be elected for a term of one year until the 2016 annual meeting and until their successors are duly selected and qualified. All director nominees have agreed to be named in this proxy statement and to serve if elected.

Our Board of Directors expects that all of the nominees will be available for election and willing to serve as directors. In the event that any of the nominees become unavailable or unwilling to serve as a director, proxies received will be voted for substitute nominees to be designated by our Board of Directors or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

Set forth below is biographical information for each nominee standing for election at the 2015 annual meeting. The following descriptions also outline the specific experience, qualifications, attributes, and skills that qualify each person to serve on our Board of Directors.

The directors standing for election are:

Allen Karp	Co-Chairman of the Board since September 2012 and Director since October 2005

Mr. Karp, 74, was with Cineplex Odeon Corporation in various positions from 1986 to 2005, retiring as Chairman and Chief Executive Officer in 2002 and as Chairman Emeritus in 2005. From 1966 to 1986, he practiced law at the law firm of Goodman and Carr LLP, where he was named partner in 1970. Mr. Karp was until recently a Director of Brookfield Real Estate Services Inc., where he also served on the Audit Committee and as the Chair of the Corporate Governance Committee. From [2004 to 2014], Mr. Karp was Chairman of the Board of Directors of IBI Group Inc., as well as Chairman of the Nominating, Governance and Compensation Committee. Mr. Karp is a past director of the Toronto International Film Festival Group, where he served as Chairman of the Board from 1999 to 2007 and served as Chairman of its Corporate Governance Committee from 2007 to 2012. Additionally, Mr. Karp has previously served as director of several other public corporations.

Mr. Karp has extensive executive leadership skills, long-standing senior management experience, a strong ethics and compliance focus and audit committee experience. These skills and qualifications, in addition to his current service on the boards of directors of other public companies, enable him to bring valuable perspectives to our Board, particularly with respect to corporate governance matters, and qualify him to be a director of Tucows.

Rawleigh H. Ralls	Co-Chairman of the Board since September 2012 and Director since May 2009

Mr. Ralls, 52, is a founding partner of Lacuna, LLC, an investment management company focused on both public and private companies, which he formed in October 2006.  Prior thereto, from 1999 to 2006, he was Chairman of Netidentity.com, an Internet email and web hosting company, where he led corporate strategy and development until the firm’s sale in 2006. Mr. Ralls currently serves on the Board of Directors of a number of companies, including Savoya, LLC, IntraOp Medical, Knowledge Factor, and Mocapay, Inc.

Mr. Ralls has a wealth of industry experience, most notably the experience that he gained through his leadership of Netidentity.com. In addition, Mr. Ralls contributes a unique perspective to the Board’s discussions and considerations based on his two decades of investing and portfolio management experience. All of these attributes qualify Mr. Ralls to be a director of Tucows.

Erez Gissin	Director since August 2001

Mr. Gissin, 56, has served since 2010 as a managing partner in Helios Energy Investment, a renewable energy investment fund, and since 2005 as the Chief Executive Officer of BCID Ltd., an investment company focusing on infrastructure development projects in China. From July 2000 to March 2005, Mr. Gissin served as the Chief Executive Officer of IP Planet Networks Ltd., an Israeli satellite communication operator providing Internet backbone connectivity and solutions to Internet Service Providers. From July 1995 to July 2000, Mr. Gissin was Vice President, Business Development of Eurocom Communications Ltd., a holding company that controls several telecommunications services, equipment and Internet companies in Israel.

Mr. Gissin has a strong background in the internet communications industry and has gained significant institutional knowledge in his long tenure as one of our directors. Mr. Gissin also has significant leadership experience as the Chief Executive Officer of BCID Ltd. and IP Planet Networks Ltd. and has extensive financial acumen derived from his years of executive experience. All of these qualities qualify Mr. Gissin to be a director of Tucows.

Joichi Ito	Director since December 2008

Mr. Ito, 48, is the director of the MIT Media Lab. He is a co-founder of Digital Garage (Tokyo Stock Exchange 4819), where he has served on the board since September 2006. Mr. Ito has been a member of the Board of Directors of the New York Times Corporation since June 2012 and of Sony Corporation since June 2013.

From June 2002 until July 2008, Mr. Ito served on the board of Pia Corporation, a ticket and entertainment magazine company in Japan (Tokyo Stock Exchange 4337). He served on the board of ICANN, a U.S. non-profit corporation, from December 2004 until December 2007. ICANN manages the domain name registration system that Tucows uses for its domain name business and ICANN receives fees from Tucows for domain name registrations.

Mr. Ito is also on the board of directors of a number of non-profit organizations, including The Knight Foundation, the MacArthur Foundation and The Mozilla Foundation. He has created numerous Internet companies, including PSINet Japan, Digital Garage and Infoseek Japan and was an early stage investor in Twitter, Six Apart, Flickr, Dopplr, Last.fm, Kickstarter, Formlabs and littleBits. He has served and continues to serve on various Japanese central as well as local government committees and boards, advising the government on IT, privacy and computer security related issues.

Mr. Ito has extensive experience as a director of a number of publicly traded companies and has a wide range of experience with internet companies generally. This experience, along with Mr. Ito’s domain specific knowledge, enables him to bring key experience to the Company and qualifies him to be a director of Tucows.

Elliot Noss	Director since August 2001

Mr. Noss, 52, is our President and Chief Executive Officer and has served in such capacity since the completion of our merger with Tucows Delaware in August 2001. From May 1999 until completion of the merger in August 2001, Mr. Noss served as President and Chief Executive Officer of Tucows Delaware. Before that, from April 1997 to May 1999, Mr. Noss served as Vice President of Corporate Services of Tucows Interactive Ltd., which was acquired by Tucows Delaware in May 1999.

Mr. Noss’s lengthy service as our Chief Executive Officer has provided him with extensive knowledge of, and experience with, Tucows’ operations, strategy and financial position. In addition, Mr. Noss has widespread knowledge of the internet and software industry generally that, coupled with his operational expertise, qualifies him to be a director of Tucows.

Jeffrey Schwartz	Director since June 2005

Mr. Schwartz, 52, has served as a director of Dorel Industries since 1987 and as Executive Vice President and Chief Financial Officer since 2003. Mr. Schwartz is a graduate of McGill University in Montreal and has a degree in the field of business administration.

Mr. Schwartz has a significant amount of public-company financial expertise, particularly in his executive experience as the chief financial officer of Dorel Industries, Inc. This executive experience, along with Mr. Schwartz’s service as a member of our Audit Committee (and as Chairman of our Audit Committee since 2005), qualifies him to be a director of Tucows.

Robin Chase	Director since October 2014

Ms. Chase, 56, is a transportation entrepreneur. She is founder and former CEO of Zipcar, the largest car sharing company in the world; Buzzcar, a service that brings together car owners and drivers in a car sharing marketplace in France; and GoLoco, an online ridesharing community. She is also Executive Chairman of Veniam, a vehicle communications company building the networking fabric for the Internet of Moving Things.

Ms. Chase serves on the Boards of the Massachusetts Department of Transportation and the World Resources Institute. Previously, she served on the National Advisory Council for Innovation & Entrepreneurship for the US Department of Commerce, the Intelligent Transportations Systems Program Advisory Committee for the US Department of Transportation, the OECD’s International Transport Forum Advisory Board the Massachusetts Governor’s Transportation Transition Working Group, and Boston Mayor’s Wireless Task Force.

Ms. Chase graduated from Wellesley College and MIT's Sloan School of Management, and received an honorary Doctorate of Design from the Illinois Institute of Technology.

Her experience operating companies at the CEO level along with her numerous experiences on boards and councils qualify her to be a director of Tucows.

The Board of Directors unanimously recommends a vote FOR the nominees listed above.

CORPORATE GOVERNANCE

Corporate Governance Documents

Our Audit Committee charter, Corporate Governance, Nominating and Compensation Committee charter, Code of Business Conduct and Code of Ethics are available in the “Investor Relations” section on our website at www.tucows.com. Our Code of Business Conduct sets forth rules of conduct that apply to all of our directors, officers and employees. Our Code of Ethics sets forth additional rules of conduct that apply to our senior financial officers, including our Chief Executive Officers, Chief Financial Officer and Vice President, Finance. Our Code of Business Conduct and Code of Ethics are available in printed form, free of charge, to any shareholder who requests them, by written request to our Secretary at Tucows Inc., 96 Mowat Avenue, Toronto, Ontario M6K 3M1, Canada. We intend to disclose amendments to, or director and executive officer waivers from, the Code of Business Conduct or Code of Ethics, if any, on our website, or by filing a Form 8-K with the SEC to the extent required by the NASDAQ listing standards.

Director Independence

Our Board of Directors has determined that Messrs. Karp, Ralls, Gissin, Ito, and Schwartz and Ms. Chase are “independent” as defined under the listing standards of NASDAQ. Our Board of Directors believes that the NASDAQ independence requirements contained in the listing standards provide the appropriate standard for assessing director independence and uses those requirements in assessing the independence of each of its members.

Our Board of Directors has further determined that each of the members of the Audit Committee and the Corporate Governance, Nominating and Compensation Committee are independent within the meaning of the NASDAQ listing standards and meet the additional independence requirements of the NASDAQ listing standards applicable to Audit Committee members or Corporate Governance, Nominating and Compensation Committee members, respectively.

Meetings; Annual Meeting Attendance

Our Board of Directors met five times during 2014. Our Board of Directors also took action by unanimous written consent on three occasions during 2014. With the exception of Mr. Ito, each director attended at least 80% of the total number of meetings of the Board of Directors and the committees on which they served during 2014.

Directors are expected, but are not required, to attend our annual meeting of shareholders. Allen Karp attended our 2014 Annual Meeting of Shareholders in person while the remainder of the Board of Directors were available by teleconference.

Executive Sessions of Independent Directors

The independent directors meet without management present at regularly scheduled executive sessions at each quarterly Board meeting and some special Board meetings. Mr. Karp was responsible for chairing the executive sessions for 2014.

Committees

Our Board of Directors has two committees, an Audit Committee and a Corporate Governance, Nominating and Compensation Committee. Our committees generally meet in connection with regularly scheduled quarterly and annual meetings of our Board of Directors, with additional meetings held as often as its members deem necessary to perform its responsibilities. From time to time, depending on the circumstances, our Board of Directors may form a new committee or disband a current committee.

The Audit Committee currently consists of Mr. Schwartz (Chair), Mr. Karp and Mr. Gissin, all of whom are independent directors as prescribed by the NASDAQ listing standards.

The Audit Committee held five meetings during 2014. The Audit Committee also took action by unanimous written consent on one occasion during 2014. The Audit Committee’s purposes are:

•

To assist the Board of Directors in its oversight of (1) our accounting and financial reporting processes and the audits of our financial statements, and (2) our compliance with legal and regulatory requirements;

•

To interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

•	To prepare the report required by the rules of the SEC to be included in our Annual Report on Form 10-K.

Each of the members of our Audit Committee is able to read and understand fundamental financial statements including balance sheets, income statements and cash flow statements. Additionally, our Board of Directors has determined that Mr. Schwartz qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K.

The Corporate Governance, Nominating and Compensation Committee currently consists of Messrs. Karp (Chair), Schwartz and Ralls. The committee held four meetings during 2014. The Corporate Governance, Nomination and Compensation Committee took action by unanimous written consent twice during 2014. The Corporate Governance, Nomination and Compensation Committee’s purposes are:

•	To determine, recommend and review the Company’s executive compensation;

•	To review employee compensation and benefit programs;

•	To develop and recommend to our Board of Directors a set of corporate governance guidelines applicable to the Company and to periodically review the guidelines;

•	To oversee our Board of Directors’ annual evaluation of its performance and the performance of the other Board committees;

•	To advise our Board of Directors regarding membership and operations of our Board of Directors;

•	To oversee the Company’s director nominating process;

•

To identify individuals qualified to serve as members of our Board of Directors, to select, subject to ratification of our Board of Directors, the director nominees for the next annual meeting of shareholders and to recommend to our Board of Directors individuals to fill vacancies on our Board of Directors; and

•	To carry out responsibilities regarding related matters as required by the federal securities laws.

The Corporate Governance, Nominating and Compensation Committee may delegate authority to one or more members of the committee or one or more members of management when appropriate, but no such delegation is allowed if the authority is required by law, regulation or listing standard to be exercised by the Corporate Governance, Nominating and Compensation Committee as a whole.

Our executive officers do not play a formal role in determining their compensation.  However, Carla Goertz, our Executive Vice President, Human Resources, reviews (i) information the Company purchased from Culpepper Compensation Survey and Services and (ii) published trends for the year from a variety of public sources, and, after consulting with Mr. Noss, our Chief Executive Officer, provides consolidated information outlining managements recommendation regarding executive officer compensation based on title to the Corporate Governance, Nominating and Compensation Committee. The Committee then reviews and discusses the information provided with our CEO and EVP, HR and then determines the total compensation for each NEO, as it deems appropriate.

Board Leadership Structure and Responsibilities

Our Board of Directors oversees management’s performance on behalf of our shareholders. Our Board of Directors’ primary responsibilities are to (1) monitor management’s performance to assess whether we are operating in an effective, efficient and ethical manner to create value for our shareholders, (2) periodically review our long-range plans, business initiatives, capital projects and budget matters and (3) approve compensation for our President and Chief Executive Officer who, with senior management, manages our day-to-day operations.

Our Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The independent directors meet without management present at regularly scheduled executive sessions at each quarterly Board of Directors meeting and some special Board of Directors meetings. Our Board of Directors has delegated certain responsibilities and authority to its Audit Committee and Corporate Governance, Nominating and Compensation Committee. The Audit Committee periodically discusses with management the Company's policies and guidelines regarding risk assessment and risk management, as well as the Company's major financial risk exposures and the steps that management has taken to monitor and control such exposures. The Audit Committee also reviews, evaluates and recommends changes to the Company’s financial reporting policies and procedures. The Corporate Governance, Nominating and Compensation Committee reviews and evaluates the risks underlying the Company’s compensation policies and plans and recommends changes to these policies and plans accordingly. Our Board of Directors believes that risk oversight actions taken by our Board of Directors and its committees are appropriate and effective at this time.

We believe it is beneficial to separate the roles of Chief Executive Officer and Chairman to facilitate their differing roles in the leadership of our company. The role of the Chairman includes setting the agenda for, and presiding over, all meetings of our Board of Directors, including executive sessions of independent directors, providing input regarding information sent to our Board of Directors, serving as liaison between the Chief Executive Officer and the independent directors and providing advice and assistance to the Chief Executive Officer. The Chairman is also a key participant in establishing performance objectives and overseeing the process for the annual evaluation of our Chief Executive Officer’s performance. In addition, under our Bylaws, our Chairman has the authority to call special meetings of our Board of Directors and shareholders. In contrast, our Chief Executive Officer is responsible for handling our day-to-day management and direction, serving as a leader to the management team and formulating corporate strategy.

Currently our Co-Chairmen are Mr. Karp and Mr. Ralls, while Mr. Noss serves as our Chief Executive Officer. Both Mr. Karp and Mr. Ralls are independent directors. Mr. Karp has extensive executive leadership skills, long-standing senior management and board experience, a strong ethics and compliance focus and audit committee experience. Mr. Ralls has a wealth of industry experience, most notably the experience that he gained through his leadership of Netidentity.com. In addition, Mr. Ralls contributes a unique perspective to our Board of Directors’ discussions and considerations based on two decades of investing and portfolio management experience.

We believe that this leadership structure for our Board of Directors provides us with the most effective level of oversight over the Company’s business operations while at the same time enhancing our Board of Directors’ ability to oversee our enterprise-wide approach to risk management and corporate governance and best serves the interests of our shareholders. It allows for a balanced corporate vision and strategy, which is necessary to address the challenges and opportunities we face at this time and demonstrates our commitment to good corporate governance. In addition, it allows for appropriate oversight of the Company by our Board of Directors, fosters appropriate accountability of management and provides a clear delineation of responsibilities for each position.

Role of the Board in Risk Oversight

One of our Board of Directors’ key functions is providing oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our Corporate Governance, Nominating and Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, monitors our major legal compliance risk exposures and our program for promoting and monitoring compliance with applicable legal and regulatory requirements, and our Board of Directors is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

The full Board of Directors (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports on the risks we face from our Chief Executive Officer or other members of management to enable us to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board of Directors meeting. However, it is the responsibility of the committee chairs to report findings regarding material risk exposures to our Board of Directors as quickly as possible.

Director Nomination

Our Corporate Governance, Nominating and Compensation Committee is responsible for identifying potential nominees to our Board of Directors. In considering candidates for nomination, our Corporate Governance, Nominating and Compensation Committee seeks individuals who evidence strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. As set forth in the charter of our Corporate Governance, Nominating and Compensation Committee, our Board of Directors endeavors to have directors who collectively possess a broad range of skills, expertise, industry and other knowledge and business and other experience useful to the effective oversight of our business. In addition, our Board of Directors also seeks members from diverse backgrounds so that our Board of Directors consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. In determining whether to nominate a current director for re-election, our Corporate Governance, Nominating and Compensation Committee will take into account these same criteria as well as the director’s past performance, including his or her participation in and contributions to the activities of the Board of Directors.

Our Corporate Governance, Nominating and Compensation Committee will evaluate and consider recommendations for director candidates from shareholders using the same criteria described above. As set forth in the charter of the Corporate Governance, Nominating and Compensation Committee, recommendations submitted by the Company’s shareholders shall be submitted, along with the following to the attention of the Chairperson of the Corporate Governance, Nominating and Compensation Committee at 96 Mowat Avenue, Toronto, Ontario M6K 3M1 Canada at least 120 days before the first anniversary of the date on which we first mailed our proxy materials for our prior year’s annual meeting of shareholders:

•	the name and address of the recommending shareholder;

•	the candidate’s name and the information about the individual that would be required to be included in a proxy statement under the rules of the SEC;

•	information about the relationship between the candidate and the recommending shareholder;

•	the consent of the candidate to serve as a director; and

•	proof of the number of shares of our common stock that the recommending shareholder owns and the length of time the shares have been owned.

Communications with our Board of Directors

A Tucows’ shareholder who wishes to communicate with our Board of Directors may send correspondence to the attention of our Secretary at 96 Mowat Avenue, Toronto, Ontario M6K 3M1 Canada. The Secretary will submit the shareholder’s correspondence to the Chairmen of the Board of Directors, the chairman of the appropriate committee, or the appropriate individual director, as applicable.

DIRECTOR COMPENSATION

Under the terms of our 2006 Amended and Restated Equity Compensation Plan (the “2006 Plan”), we make automatic formula grants of nonqualified stock options to our non-employee directors and members of committees of our Board of Directors as described below. All stock-based compensation for our non-employee directors is governed by our 2006 Plan or its predecessor, our 1996 Equity Compensation Plan (the “1996 Plan”). All options granted under the automatic formula grants are immediately exercisable, have an exercise price equal to the fair market value per common share as determined by the per share price as of the close of business on the date of grant and have a five-year term. Options are granted to directors under the 2006 Plan as follows:

•	on the date a non-employee director becomes a director, he or she is granted options to purchase 4,375 shares of our common stock;

•	on the date a director becomes a member of the Audit Committee, he or she is granted options to purchase 3,750 shares of our common stock;

•	on the date a director becomes a member of the Corporate Governance, Nominating and Compensation Committee, he or she is granted options to purchase 2,500 shares of our common stock; and

•

on each date on which we hold our annual meeting of shareholders, each non-employee director in office immediately before and after the annual election of directors receives an automatic grant of options to purchase 3,750 shares of our common stock.

The Co-Chairmen of our Board of Directors and all non-employee directors receive an annual fee of $15,000. The Co-Chairmen of the Board each receive an additional annual fee of $15,000. Non-employee directors who serve as members of our Audit Committee receive an annual fee of $10,000 and non-employee directors who serve on our Corporate Governance, Nominating and Compensation Committee receive an annual fee of $10,000. The Chairmen of our Audit Committee and our Corporate Governance, Nominating and Compensation Committee each receive an additional annual fee of $4,000. In addition, all non-employee directors receive the following meeting attendance fees:

Director Meeting Attendance Fee
Board Meeting Personal Attendance Fees at our May scheduled Board Meeting (inclusive of May Committee meeting fees)	$6,000
Board Meeting Personal Attendance Fees at our November scheduled Board Meeting (inclusive of November Committee meeting fees)	$4,000
Regularly Scheduled Telephonic Board Meeting Attendance Fees (per meeting)	$750
Regularly Scheduled Telephonic Audit Committee Meeting Attendance Fees (per meeting)	$400
Regularly Scheduled Telephonic Corporate Governance, Nominating and Compensation Committee Meeting Attendance Fees (per meeting)	$400

All annual fees are paid to our directors in quarterly installments.

We also purchase directors and officers’ liability insurance for the benefit of our directors and officers as a group in the amount of $20 million. We also reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or its committees. No fees are payable to directors for attendance at specially called meetings of the Board.

The table below shows all compensation paid to each of our non-employee directors during 2014. Each of the directors listed below served for the entire year other than Lloyd Morrisett who retired from the Board in the third quarter of 2014 and Robin Chase who was appointed in the fourth quarter of 2014.

Name	Fees earned or paid in cash ($)	Option awards ($)(1) (2)	Total ($)
(a)	(b)	(d)	(h)
Allen Karp	67,100	21,281	88,381
Rawleigh Ralls	52,300	21,281	73,581
Erez Gissin	29,000	42,562	71,562
Joichi Ito	19,000	21,281	40,281
Lloyd Morrisett	31,900	—	31,900
Robin Chase	7,750	22,566	30,316
Jeffrey Schwartz	52,100	21,281	73,381
	259,150	150,252	409,402

(1)

On September 9, 2014 under the 2006 Plan, our non-employee directors were awarded these automatic formula option grants. Under the 2006 Plan, these options vested immediately and carry an exercise price of $15.51. All of these options remained outstanding at December 31, 2014 and have a five-year term. The aggregate grant date fair value of the option grants was calculated in accordance with the Financial Accounting Standards Board (“FASB”) Asscounting Standards Codification (“ASC”) 718 and based on the Black-Scholes option-pricing model and used the same assumptions that are set forth in Note 11 to our audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2)

On October 27, 2014 under the 2006 Plan, Robin Chase our newly appointed non-employee director was awarded automatic formula option grants. Under the 2006 Plan, these options vested immediately and carry an exercise price of $14.67. All of these options remained outstanding at December 31, 2014 and have a five-year term. The aggregate grant date fair value of the option grants was calculated in accordance with FASB ASC 718 and based on the Black-Scholes option-pricing model and used the same assumptions that are set forth in Note 11 to our audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

We recognize that our success depends to a great degree on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, attracting and retaining the level of executive talent we need to be successful in accomplishing our mission of providing simple useful services that help people unlock the power of the Internet is a key objective of our executive compensation program. Our executive compensation program is designed to ensure we have the talent we need to maintain our current high performance standards and grow our business for the future. As such, we aim to provide competitive compensation packages for all our key positions, including our Named Executive Officers (“NEOs”) that are guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the performance and unique qualifications of the individual employee.

This Compensation Discussion and Analysis (“CD&A”) provides comprehensive information about our executive compensation program for our Fiscal 2014 NEOs, who are listed below, and provides context for the decisions underlying the compensation reported in the executive compensation tables in the Proxy Statement. Our NEOs are:

Elliot Noss	President and Chief Executive Officer (“CEO”)
Michael Cooperman	Chief Financial Officer (“CFO”)
David Woroch	Executive Vice-President, Wholesale (“EVP, Wholesale”)
Kenneth Schafer	Executive Vice-President, Product (“EVP, Product”)[1]
Carla Goertz	Executive Vice-President, Human Resources (“EVP, HR”)
(1) In 2014 Mr. Schafer served as Executive Vice-President, Retail

Our philosophy is to provide a mix of compensation that motivates our executives to achieve our short and long-term performance goals in a market-competitive and fiscally responsible way, which in turn will create value for our shareholders. We achieve our objectives by designing our executive compensation program so that a substantial amount of our NEOs’ compensation is performance-based to ensure the actual compensation paid to our executives is appropriately aligned with our Company’s performance and shareholder long-term interests. In addition, we also link individual compensation to Company performance by virtue of the stock options granted by the Company. More specifically, our executive compensation programs are designed to:

•	provide an appropriate mix of fixed and variable compensation to attract, retain and motivate key executives;

•

provide a substantial portion of our executive compensation that is performance-based, on a company or service basis, to support creation of long-term shareholder value, adjusted EBITDA growth and operational efficiency without encouraging excessive risk taking;

•	target compensation at the 50th percentile of market levels, as measured by Culpepper Compensation Surveys; and

•	promote internal equity by offering comparable pay to executives whom we expect to make roughly equivalent contributions, while differentiating executives’ compensation arrangements when appropriate.

Overview of Pay Elements and Linkage to Compensation Philosophy and Objectives

We believe the following elements of our compensation program help us to realize our compensation philosophy and objectives:

Pay Element	Characteristics	Compensation Philosophy and Objectives	Factors Considered to Determine Awards
Salary	Annual fixed cash compensation	Provides a competitive and stable component of income to our executives	• Job responsibilities • Experience • Individual contributions • Future potential • Internal pay equity • Effect on other elements of compensation and benefits including target bonus amounts

Short-Term Incentive Bonus	Annual variable cash compensation based on the achievement of pre-established annual performance measures based on adjusted EBITDA growth

Provides competitive short-term incentive opportunities for our executives to earn annual cash bonuses based on performance objectives that, if attained, can reasonably be expected to (i) promote our business and strategic objectives and (ii) correspond to those paid to similarly-situated and comparably skilled executives at peer companies

• Company performance measures • Service performance measures

Stock Options Grants	Annual long-term equity awards that vest over four years	Provides variable compensation that helps to retain executives and ensures our executives’ interests are aligned with those of shareholders to grow long-term value	• Job responsibilities • Individual contributions • Future potential • Value of vested and unvested outstanding equity awards • Internal pay equity

The weight of each of these components has to date not been determined by any particular formula, although our overall mix of total compensation has historically emphasized retention value. The specific mix of components has been and will continue to be within the discretion and business judgment of our Board of Directors and the Corporate Governance, Nominating and Compensation Committee, which has placed greater emphasis on considerations specific to the individual holding a particular executive position rather than on general market data.

Role of Shareholder Say-on-Pay Votes

We provide our shareholders with the opportunity to cast a triennial advisory vote on executive compensation, or a Say-on-Pay proposal. At our annual meeting of stockholders held on September 9, 2014, 98% of the votes cast on the Say-on-Pay proposal at that meeting were voted in favor of the compensation of our named executive officers, as described in the proxy statement for the 2014 annual meeting. Accordingly, the Corporate Governance, Nominating and Compensation Committee believes that this affirms stockholder support for our executive compensation policies and practices, and no material changes were made to such policies and practices in 2014 or 2015 as a result of our Say-on-Pay proposal and voting results in September 2014. The Corporate Governance, Nominating and Compensation Committee will continue to consider the results of future Say-on-Pay votes when making future compensation decisions for our named executive officers.

Determining Total Compensation

Base Salary

With respect to each NEO, in determining total compensation, the Corporate Governance, Nominating and Compensation Committee considers the Company’s compensation philosophy as outlined above, comparative market data and specific factors relative to each NEO’s responsibilities and performance. We do not specifically benchmark compensation for our NEOs in terms of picking a particular percentile relative to other people with similar titles at peer group companies. We believes that many subjective factors unique to each NEO’s responsibilities and performance are not adequately reflected or otherwise accounted for in a percentile-based compensation determination.

In addition, in determining the appropriate level of total compensation for our NEOs, the Corporate Governance, Nominating and Compensation Committee

1.	reviews and considers the performance of each NEO and
2.	considers, for each NEO, the estimated amount of total compensation:
a.	we would be willing to pay to retain that person;
b.	we would have to pay to replace the person; and
c.	the individual could otherwise command in the employment marketplace.

Our EVP, HR reviews comparative data derived from market research and publicly available information for each of the NEOs and then recommends to our CEO compensation levels for all employees. The CEO then, after consultation with the EVP, HR makes recommendations to the Corporate Governance, Nominating and Compensation Committee regarding total compensation for each NEO. The Corporate Governance, Nominating and Compensation Committee reviews and discusses the information and then determines the total compensation for each NEO, as it deems appropriate.

The CEO’s total compensation is determined by the Corporate Governance, Nominating and Compensation Committee outside the presence of the CEO. The Committee’s decision regarding total compensation for the CEO is based on the philosophy outlined above and includes a review of comparative data and consideration of the accomplishments of the CEO in developing the business strategy for the Company, the performance of the Company relative to this strategy and his ability to attract and retain senior management. In establishing the CEO’s total compensation, the Corporate Governance, Nominating and Compensation Committee is also mindful of the prior results of the shareholder’s Advisory Vote on Executive Compensation.

We provide a base salary to our named executive officers to compensate them for services rendered on a day-to-day basis during the year and to provide sufficient fixed cash compensation to allow them to focus on their ongoing responsibilities. The base salaries of all executive officers are reviewed annually and adjusted when necessary to reflect individual roles and performance as well as market conditions. In January 2014, as a part of the annual review process and to account for increases in costs of living, the base salaries of our NEOs were increased 3%.

In connection with the Corporate Governance, Nominating and Compensation Committee's annual review process in January 2015, with the exception of Mr. Cooperman, who was awarded an additional eight vacation days in lieu of an increase, the base salaries of our NEOs were each increased by 3% for 2015, primarily to account for an increase in the cost of living.

Annual Cash Incentive Bonuses

We use annual cash incentive bonuses to communicate specific goals that are of primary importance during the coming year and motivate our senior officers and NEOs to achieve these goals. Each year, we assess if our corporate financial and strategic objectives are optimally aligned with our management incentive compensation plan to motivate and reward our senior executives, including our NEOs, to attain specific short-term performance objectives that, in turn, further our long-term business objectives. These objectives are based upon corporate or service related targets, rather than individual objectives. In setting target payout levels under our management incentive compensation plan, our Corporate Governance, Nominating and Compensation Committee considers historical payouts, the total cost to the company should performance objectives be achieved and our retention needs.

The Corporate Governance, Nominating and Compensation Committee determines the initial level of funding for the annual incentive bonus pools during the annual budgeting process and approves provisional quarterly payments, computed on a pro-rata basis, based on quarterly minimum year-to-date targets for our senior officers, including NEOs, taking into account the Company’s actual performance on a year-to-date basis. To ensure that our annual target remains the primary consideration, any quarterly payments are subject to a discretionary holdback percentage, which has historically been set at 25% but may be adjusted each quarter should circumstances warrant it. To mitigate the risk of overpayment of incentive bonuses based on a quarterly performance, a 25% holdback of quarterly payments is maintained. The Corporate Governance, Nominating and Compensation Committee retains the right to interpret, rescind, prescribe, amend or suspend payment under our management incentive compensation plan at any time. Changes made by the Corporate Governance, Nominating and Compensation Committee will however only be on a prospective basis so will not impact any quarterly rights our NEO’s and senior officers may have up to the date of the change.

The performance goals under our management incentive compensation plan consists of two components namely, an incentive bonus and an overachievement bonus, each with established thresholds and maximum achievement levels.

For the incentive bonus component, achievement of established targets for each NEO will equate to 100% of the bonus being paid. Where 75% of an established target is achieved (“floor level”) this will result in 50% of the bonus being paid. Below the floor level no bonus is payable. In those cases where achievement is between the floor level and the established target, straight-line interpolation is applied from the established target levels.

To further incent our senior management and NEOs to promote our business and strategic objectives; to the extent that the Company’s actual performance exceeds the Company’s adjusted EBITDA goals (“overachievement target”), the Compensation Committee sets aside 30% of the overachievement target in an overachievement pool to reward our senior management, employees and NEOs. At the discretion of the Corporate Governance, Nominating and Compensation Committee, approximately 40% of the overachievement pool has been allocated to the NEOs and is shared equally among them.

Incentive Bonus program

The table below summarizes the 2014 incentive bonus opportunities for our NEOs.

Named Officer	Target incentive Bonus Opportunity(1)	Basis for Target incentive Bonus

Elliot Noss	$169,100	50% Corporate adjusted EBITDA(2) 50% Ting service targets

Michael Cooperman	$109,600	50% Corporate adjusted EBITDA 50% Ting service targets

David Woroch	$114,500	100% Wholesale Domain Services targets

Kenneth Schafer	$54,800	25% Corporate adjusted EBITDA 75% Retail Domain Services targets

Carla Goertz	$40,100	50% Corporate adjusted EBITDA 50% Ting service targets

(1)

All dollar amounts below are shown in U.S. dollars. Amounts that were payable in Canadian dollars during the 2014 fiscal year have been converted into U.S. dollars based upon the exchange rate of 1.1051 Canadian dollars for each U.S. dollar, which represents the average Bank of Canada exchange rate for 2014.

(2)	Adjusted EBITDA is one of the primary measures we use for planning and budgeting purposes, incentive compensation and to monitor and evaluate our financial and operating results. Adjusted EBITDA is not a measurement of financial performance under United States generally accepted accounting principles (“GAAP") and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Adjusted EBITDA excludes depreciation expense, amortization of intangibles, income tax provision, interest expense, interest income, stock-based compensation, asset impairment, net deferred revenue, which comprises the change in deferred revenue, net of prepaid domain name registry and other Internet services fees, to reflect the material amount of cash we collect and pay for domain registrations and other Internet services at the time of activation, unrealized foreign exchange gain/loss from the translation of monetary accounts denominated in non U.S. dollars to U.S. dollars as well as the revaluation of foreign exchange contracts and our foreign denominated assets and liabilities and other infrequently occurring items (Adjusted EBITDA is a non-GAAP measure. See the reconciliation table in Appendix A).

Our Corporate Governance, Nominating and Compensation Committee met in February 2015 and determined the achievement of the financial objectives applicable under the management incentive compensation plan for 2014 had in fact been acheived. As the Company exceeded its adjusted EBITDA and Ting service targets for the fiscal year ended December 31, 2014 (“Fiscal 2014”), the Corporate Governance, Nominating and Compensation Committee assessed that 100% of the incentive bonuses for Messrs. Noss and Cooperman and Ms. Goertz’s was payable. As the Company attained 99% of its targets for wholesale domain services in Fiscal 2014, Mr. Woroch was paid 98% of his incentive bonus. Due to the fast-growing nature of the Telecom business, during Fiscal 2014 Mr. Schafer’s role and responsibility in particular evolved throughout the year. In determining Mr. Schafer’s incentive bonus the Corporate Governance, Nominating and Compensation Committee took this into account and determined that Mr. Schafer should be paid 50% of his incentive bonus.

In connection with the Corporate Governance, Nominating and Compensation Committee’s annual review process, the Committee also approved a new set of performance goals under our management incentive compensation plan for Fiscal 2015 and increased the incentive bonus target opportunity for our NEOs by 3% largely to maintain the incentive bonus at the same percentage of base salary.

The table below summarizes the 2015 incentive bonus opportunities for our NEOs.

Named Officer	Target incentive Bonus Opportunity(1)	Basis for Target incentive Bonus

Elliot Noss	$171,400	100% Corporate adjusted EBITDA

Michael Cooperman	$112,900	100% Corporate adjusted EBITDA

David Woroch	$117,900	100% Wholesale Domain Services targets

Kenneth Schafer	$56,400	100% Corporate adjusted EBITDA

Carla Goertz	$41,300	100% Corporate adjusted EBITDA
(1)

All dollar amounts below are shown in U.S. dollars. Amounts payable in Canadian dollars have been converted into U.S. dollars based upon the exchange rate of 1.1051 Canadian dollars for each U.S. dollar, the average Bank of Canada exchange rate for 2014.

Overachievement Bonus Program

The overachievement bonus program is designed to further incent our employees, senior management and NEOs to exceed the Company’s adjusted EBITDA goals. As stated above, the Corporate Governance, Nominating and Compensation Committee sets aside 30% of the overachievement target in an overachievement pool to reward our senior management, employees and NEOs. For Fiscal 2014 the Corporate Governance, Nominating and Compensation Committee set aside approximately 40% of the overachievement pool to be allocated to the NEOs and shared equally amount them. In assessing our results for Fiscal 2014 in February 2015, the Corporate Governance, Nominating and Compensation Committee determined that an overachievement amount of $113,100 should be shared equally by our NEOs.

Equity-Based Awards

We believe that equity-based awards encourage our NEOs to focus on the long-term performance of our business. Our Board of Directors grants equity awards to executives and other employees in order to enable them to participate in the long-term appreciation of our stock price. Additionally, we believe our equity awards provide an important retention tool for our NEOs, as they are subject to multi-year vesting. To date, we have not adopted stock ownership guidelines for our NEOs.

Historically, we have granted equity-based awards in the form of stock options, including options granted at the commencement of employment and additional awards each year. The size of the initial option grant made to each NEO upon joining our company is primarily based on competitive conditions applicable to the NEO's specific position. For subsequent equity grants to our NEOs, our Corporate Governance, Nominating and Compensation Committee receives input from our CEO and EVP, HR.

In connection with the Corporate Governance, Nominating and Compensation Committee’s annual review process, the Committee granted the following stock option awards to our NEOs on November 11, 2013 as part of their 2014 compensation. These stock options vest in equal installments on each of the first four anniversaries of the grant date, generally subject to the NEO’s continued employment with us.

Name	Number of stock options	Aggregate Grant Date Fair Value
Elliot Noss	12,500	$ 6,275
Michael Cooperman	6,250	$ 3,138
David Woroch	6,250	$ 3,138
Ken Schafer	6,250	$ 3,138
Carla Goertz	6,250	$ 3,138

In connection with the Corporate Governance, Nominating and Compensation Committee’s annual review process, the Committee approved, effective January 1, 2015, the following stock option awards to our NEOs. These stock options vest in equal installments on each of the first four anniversaries of the grant date, generally subject to the NEO’s continued employment with us.

Name	Number of stock options	Aggregate Grant Date Fair Value
Elliot Noss	10,000	$ 79,720
Michael Cooperman	5,000	$ 39,860
David Woroch	5,000	$ 39,860
Ken Schafer	5,000	$ 39,860
Carla Goertz	5,000	$ 39,860

Severance and Change of Control Benefits

Our Board of Directors believes that it is necessary to offer senior members of our executive team severance benefits to ensure that they remain focused on executing our strategic plans, including in the event of a proposed or actual acquisition. We have entered into employment agreements with our named executive officers to provide them with additional severance benefits upon an involuntary termination of employment under specified circumstances prior to and following a change of control. The terms of these agreements are described below in "Potential Payments on Termination or Change In Control."

Perquisites

We do not provide any significant perquisites or other personal benefits to our named executive officers.

Benefits

We provide the following benefits, which we believe are typical of the companies with which we compete for employees, to our NEO’s:

• healthcare insurance;

• life insurance and accidental death and dismemberment insurance;

• long term disability insurance;

• a registered retirement savings matching program;

• a healthcare spending account;

• a car allowance;

• an annual medical; and

• an employee assistance program.

Certain Corporate Governance Considerations

We currently do not require our executive officers to own a particular number of shares of our common stock. The Corporate Governance, Nominating and Compensation Committee is satisfied that stock and option holdings among our executive officers are sufficient at this time to provide motivation and to align their interests with those of our stockholders. However, we prohibit all directors and employees from hedging their economic interest in the Company securities that they hold.

Tax Considerations

We do not provide any tax gross-ups to our executive officers or directors.

In designing our compensation programs, the Corporate Governance, Nominating and Compensation Committee considers the financial accounting and tax consequences to Tucows as well as the tax consequences to our employees. In determining the aggregate number and mix of equity grants in any fiscal year, the Corporate Governance, Nominating and Compensation Committee and management consider the size and share-based compensation expense of the outstanding and new equity awards. Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s Chief Executive Officer and the three other most highly compensated executive officers as of the end of any fiscal year, other than the Chief Financial Officer. However, certain types of performance-based compensation are excluded from the $1 million deduction limit if specific requirements are met.

The Committee considers the impact of Section 162(m) when designing our executive compensation program and structured our Executive Bonus Plan, stock plans and performance share programs so that a number of awards may be granted under these plans and programs in a manner that complies with the requirements imposed by Section 162(m). Tax deductibility is not the primary factor used by the Committee in setting compensation, however, and corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). We believe it is important to preserve flexibility in administering compensation programs as corporate objectives may not always be consistent with the requirements for full deductibility. While our Corporate Governance, Nominating and Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, our Compensation Committee may exercise discretion to pay nondeductible compensation if following the requirements of Section 162(m) would not be in the interests of our shareholders.

Compensation Risk Assessment

The Corporate Governance, Nominating and Compensation Committee oversaw the performance of a risk assessment of our executive compensation programs to ascertain any potential material risks that may be created by the compensation program. Because performance-based incentives are used in our executive compensation program, it is important to ensure that these incentives do not result in our NEOs taking unnecessary or excessive risks or any other actions that may conflict with our long-term interests. The Corporate Governance, Nominating and Compensation Committee considered the following attributes of our executive compensation program:

•	the balance between short- and long-term incentives;

•

use of qualitative as well as quantitative performance factors in determining compensation payouts, including minimum and maximum performance thresholds, funding that is based on actual results measured against pre-approved financial and operational goals and metrics that are clearly defined;

•	incentive compensation that includes a stock component where value is best realized through long-term appreciation of stockholder value; and

•	incentive compensation components that are paid or vest over an extended period.

The Corporate Governance, Nominating and Compensation Committee focuses primarily on the compensation of our NEOs because risk-related decisions depend predominantly on their judgment. The Corporate Governance, Nominating and Compensation Committee believes that risks arising from our policies and practices for compensation of other employees are not reasonably likely to have a material adverse effect on us.

COMPENSATION COMMITTEE REPORT

The Corporate Governance, Nominating and Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Corporate Governance, Nominating and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Corporate Governance, Nominating and Compensation Committee:

Allen Karp, Chair Rawleigh Ralls Jeffrey Schwartz

Summary Compensation Table

The following table provides a summary of the compensation earned by our Named Executive Officers, including our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated executive officers for services rendered in all capacities during 2014. Specific aspects of this compensation are dealt with in further detail in the tables that follow. All dollar amounts below are shown in U.S. dollars. If necessary, amounts that were paid in Canadian dollars during the 2014 fiscal year were converted into U.S. dollars based upon the exchange rate of 1.1051 Canadian dollars for each U.S. dollar, which represents the average Bank of Canada exchange rate for 2014.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
(a)	(b)	(c)	(d)		(f)	(i)	(j)
Elliot Noss	2014	343,589	182,754	—	—	9,501	535,844
President and Chief Executive Officer	2013	357,157	194,302	—	103,400	10,176	665,035
	2102	350,860	200,470	—	23,070	10,495	584,895

Michael Cooperman	2014	269,206	128,121	—	—	11,130	408,457
Chief Financial Officer	2013	279,824	135,284	—	51,700	11,920	478,728
	2012	27,4890	142,493	—	23,070	12,295	452,748

David Woroch	2014	224,143	134,834	—	—	7,872	366,849
Executive Vice President, Wholesale	2013	233,017	140,372	—	51,700	8,431	433,520
	2012	228,909	147,491	—	23,070	8,696	408,166

Kenneth Schafer	2014	218,261	49,888	—	—	7,872	276,021
Executive Vice President, Retail	2013	226,912	78,302	—	51,700	8,431	365,345
	2012	222,911	86,515	—	23,070	8,696	341,192

Carla Goertz	2014	171,208	61,242	—	—	7,872	240,322
Executive Vice President, Human Resources	2013	179,087	63,089	—	51,700	8,431	302,257
	2012	155,521	71,521	—	23,070	8,696	258,808

(1)	Represents bonus earned during the fiscal years ended December 31, 2014, 2013, and 2012.

Of the 2014 amounts, the following amounts will be paid in February 2015:

Elliot Noss	$89,169
Michael Cooperman	$66,466
David Woroch	$71,715
Kenneth Schafer	$30,620
Carla Goertz	$38,673

Of the 2013 amounts, the following amounts were paid in February 2014:

Elliot Noss	$100,094
Michael Cooperman	$73,450
David Woroch	$75,746
Kenneth Schafer	$47,725
Carla Goertz	$40,834

Of the 2012 amounts, the following amounts were paid in February 2013:

Elliot Noss	$70,598
Michael Cooperman	$48,687
David Woroch	$48,687
Kenneth Schafer	$23,185
Carla Goertz	$17,041

(2)

Represents the aggregate grant date fair value of such awards, calculated in accordance with FASB ASC 718. Please see Note 11 entitled “Stock Options” in the notes to our audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for a discussion of the assumptions underlying these calculations.

(3)

Represents the aggregate grant date fair value of such awards, calculated in accordance with FASB ASC 718. Please see Note 11 entitled “Stock Options” in the notes to our audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for a discussion of the assumptions underlying these calculations.

(4)	Amounts reported in this column are comprised of the following items:

	Year	Additional Health Spending Credits ($)	Car Allowance ($)	Health Club Membership ($)	All Other Compensation ($)
Elliot Noss	2014	1,357	8,144	—	9,501
	2013	1,454	8,722	—	10,176
	2012	1,499	8,996	—	10,495

Michael Cooperman	2014	1,357	7,601	2,172	11,130
	2013	1,454	8,140	2,326	11,920
	2012	1,499	8,397	2,399	12,295

David Woroch	2014	1,357	6,515	—	7,872
	2013	1,454	6,977	—	8,431
	2012	1,499	7,197	—	8.696

Kenneth Schafer	2014	1,357	6,515	—	7,872
	2013	1,454	6,977	—	8,431
	2012	1,499	7,197	—	8.696

Carla Goertz	2014	1,357	6,515	—	7,872
	2013	1,454	6,977	—	8,431
	2012	1,499	7,197	—	8,696

Grants of Plan-Based Awards

There were no grants of Stock Options to the named executive officers during Fiscal 2014.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table sets forth information concerning stock options held by the named executive officers as of December 31, 2014:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Elliot Noss	11,000	—	2.40	5/22/15
	32,000	—	2.80	5/16/17
	6,562	2,188	2.92	8/14/18
	3,750	3,750	5.52	5/17/19
	6,250	6,250	5.76	12/31/19
	3,125	9,375	10.16	11/10/20
	62,687	21,563

Michael Cooperman	18,750	—	2.40	5/22/15
	32,000	—	2.80	5/16/17
	6,562	2,188	2.92	8/14/18
	3,750	3,750	5.52	5/17/19
	3,125	3,125	5.76	12/31/19
	1,562	4,688	10.16	11/10/20
	65,749	13,751

David Woroch	16,250	—	2.40	5/22/15
	32,000	—	2.80	5/16/17
	6,562	2,188	2.92	8/14/18
	3,750	3,750	5.52	5/17/19
	3,125	3,125	5.76	12/31/19
	1,562	4,688	10.16	11/10/20
	63,249	13,751

Kenneth Schafer	16,250	—	2.40	5/22/15
	32,000	—	2.80	5/16/17
	6,562	2,188	2.92	8/14/18
	3,750	3,750	5.52	5/17/19
	3,125	3,125	5.76	12/31/19
	1,562	4,688	10.16	11/10/20
	63,249	13,751

Carla Goertz	16,250	—	2.40	5/22/15
	10,000	—	3.76	2/6/16
	32,000	—	2.80	5/16/17
	6,562	2,188	2.92	8/14/18
	3,750	3,750	5.52	5/17/19
	3,125	3,125	5.76	12/31/19
	1,562	4,688	10.16	11/10/20
	73,249	13,751

The stock options grants listed in the above table were issued under our 1996 Plan as well as under our 2006 Plan.

Under the 1996 Plan, these options vest over a period of four years and have a 10-year term. These options are not exercisable for one year after the grant. Thereafter they become exercisable at the rate of 25% after the first year, with the remaining 75% vesting evenly at each month end over the next 36 months, becoming fully exercisable after the fourth year.

Under the 2006 Plan, these options vest over a period of four years and have a 7-year term. These options are not exercisable for one year after the grant. Thereafter they become exercisable at the rate of 25% per annum, becoming fully exercisable after the fourth year.

Potential Payments upon Termination or Change in Control

We have certain agreements that require us to provide compensation to our named executive officers in the event of a termination of employment or a change in control of Tucows. These agreements are summarized following the table below and do not include any payment for termination for cause. The tables below show estimated compensation payable to each named executive officer upon various triggering events. Actual amounts can only be determined upon the triggering event.

Elliot Noss(1)	2014	Termination without Cause	Change in Control
Compensation
Base Salary/Severance(2)		$687,178	$2,689,178
Bonus Plan(3)		332,741	332,741
Acceleration of Unvested Equity Awards(4)		260,200	260,200

Benefits(5)
Car Allowance		16,288	16,288
Healthcare Flexible Spending Account		2,714	2,714
Healthclub		—	—
		$1,299,121	$1,301,121

Michael Cooperman(1)	2014	Termination without Cause	Change in Control
Compensation
Base Salary/Severance(2)		$471,111	$1,473,111
Bonus Plan(3)		191,814	191,814
Acceleration of Unvested Equity Awards(4)		123,956	174,188

Benefits(5)
Car Allowance		13,302	23,278
Healthcare Flexible Spending Account		2,375	4,156
Healthclub		3,801	6,652
		$806,359	$873,199

David Woroch(1)	2014	Termination without Cause	Change in Control
Compensation
Base Salary/Severance(2)		$373,571	$373,571
Bonus Plan(3)		190,836	190,836
Acceleration of Unvested Equity Awards(4)		138,401	138,401

Benefits(5)
Car Allowance		10,858	10,858
Healthcare Flexible Spending Account		2,262	2,262
Healthclub		—	—
		$715,928	$715,928

Kenneth Schafer(1)	2014	Termination without Cause	Change in Control
Compensation
Base Salary/Severance(2)		$254,638	$254,638
Bonus Plan(3)		63,938	63,938
Acceleration of Unvested Equity Awards(4)		138,401	138,401

Benefits(5)
Car Allowance		7,601	7,601
Healthcare Flexible Spending Account		1,583	1,583
Healthclub		—	—
		$466,161	$466,161

Carla Goertz(1)	2014	Termination without Cause	Change in Control
Compensation
Base Salary/Severance(2)		$215,365	$215,365
Bonus Plan(3)		50,156	50,156
Acceleration of Unvested Equity Awards(4)		138,401	138,401

Benefits(5)
Car Allowance		8,144	8,144
Healthcare Flexible Spending Account		1,696	1,696
Healthclub		—	—
		$413,762	$413,762

(1)	For the purpose of the table we assumed an annual base salary at the executive’s level as of December 31, 2014

(2)

Severance for Mr. Noss is compensation for one year plus one month additional compensation for each completed year of service capped at 24 months. For Messrs. Cooperman, Woroch and Schafer and Ms. Goertz, severance compensation is for six months plus one month additional compensation for each completed year of service. Cash payments payable to Messrs. Noss and Cooperman on a change in control are included in the Change in Control amount.

(3)	For the purpose of the table we assumed that the annual incentive bonus target as of December 31, 2014 had been achieved and that no overachievement bonus or special bonuses would be payable.

(4)

For purposes of the above table, we have assumed that if we terminate Mr. Noss without cause all his unvested options vest automatically and that for Messrs. Cooperman, Woroch and Shafer and Ms Goertz, that their options continue to vest through any severance period. On a change in control we have assumed that all unvested options for Messrs. Noss or Cooperman vest automatically and that for Messrs. Woroch and Schafer and Ms. Goertz, that their options continue to vest through and until the end of any severance period. Amounts disclosed in this table equal the closing market value of our common stock as of December 30, 2014, minus the exercise price, multiplied by the number of unvested shares of our common stock that would vest. The closing market value of our common stock on December 31, 2014 was $19.41.

(5)

Pay for unused vacation, extended health, matching registered retirement savings plan benefit, life insurance and accidental death and dismemberment insurance are standard programs offered to all employees and are therefore not reported.

Employment Agreements—Termination

Employment contracts are currently in place for each of the named executive officers, whose contracts detail the severance payments that will be provided on termination of employment and the consequent obligations of non-competition and non-solicitation.

The following details the cash severance payment that will be paid to each of the named executive officers in the event of termination without cause or termination for good reason.

Upon termination without “cause”, Messrs. Woroch and Schafer and Ms. Goertz are entitled to severance payments in the amount of six months’ compensation plus one months’ compensation for each completed year of service. Severance payments can be made in equal monthly installments. Messrs. Woroch and Schafer and Ms. Goertz are bound by a standard non-competition covenant for a period of twelve months following their termination.

Messrs. Noss and Cooperman’s employment agreements are subject to early termination by us due to:

•	the death or disability of the executive;

•	for “cause;” or

•	without “cause.”

If we terminate Mr. Noss without “cause,” he is entitled to receive 12 months of compensation plus one month of compensation for each year of service, to a maximum of 24 months of compensation.

If we terminate Mr. Cooperman’s employment without “cause,” he is entitled to receive six months of compensation plus one month of compensation for each year of service.

For purposes of the employment agreements, “cause” is defined to mean the executive’s conviction (or plea of guilty or nolo contendere) for committing an act of fraud, embezzlement, theft or other act constituting a felony or willful failure or an executive’s refusal to perform the duties and responsibilities of his position, which failure or refusal is not cured within 30 days of receiving a written notice thereof from our Board of Directors.

Employment Agreements—Change in Control

Under their employment agreements, both Mr. Noss and Mr. Cooperman are also entitled to the change in control benefits described in the following paragraph if:

•	the executive resigns with or without “good reason” within the 30-day period immediately following the date that is six months after the effective date of the “change in control;” or

•	within 18 months after a “change in control” and executive’s employment is terminated either:

•	without “cause;” or

•	by resignation for “good reason.”

If an executive’s employment is terminated following a change in control under the circumstances described in the preceding paragraph, the executive is entitled to receive a lump sum payment based upon the fair market value of the Company on the effective date of the “change in control” as determined by our Board of Directors in the exercise of good faith and reasonable judgment taking into account, among other things, the nature of the “change in control” and the amount and type of consideration, if any, paid in connection with the “change in control.” Depending on the fair market value of the company, the lump sum payments range from $375,000 to $2 million in the case of Mr. Noss, and from $187,500 to $1 million in the case of Mr. Cooperman. In addition to the lump sum payments, all stock options held by the executive officers will be immediately and fully vested and exercisable as of the date of termination.

A “change in control” is defined as:

•	the acquisition of 50% or more of our common stock;

•	a change in the majority of our Board of Directors unless approved by the incumbent directors (other than as a result of a contested election); and

•	certain reorganizations, mergers, consolidations, liquidations or dissolutions, unless certain requirements are met regarding continuing ownership of our outstanding common stock.

“Good reason” is defined to include the occurrence of one or more of the following:

•

the executive’s position, management responsibilities or working conditions are diminished from those in effect immediately prior to the change in control, or he is assigned duties inconsistent with his position;

•	the executive is required to be based at a location in excess of 30 miles from his principal job location or office immediately prior to the change in control;

•	the executive’s base compensation is reduced, or the executive’s compensation and benefits taken as a whole are materially reduced, from those in effect immediately prior to the change in control; or

•	we fail to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations to the executive under his employment agreement.

Option Exercises and Stock Vested

No Stock vested during Fiscal 2014. The following table sets forth information concerning options exercised by executive officers during Fiscal 2014:

Name	Number of Stock Options exercised (#)	Value realized on exercise of Stock Options ($)

Elliot Noss	91,500	1,020,605
Michael Cooperman	67,500	670,200
David Woroch	35,000	411,200
Kenneth Schafer	20,000	210,200
Carla Goertz	20,000	193,400

Pension Benefits

The Company does not currently have a Defined Pension Plan.

Non-qualified Deferred Compensation

The Company does not currently have an Executive Defined Income Plan.

STOCK PERFORMANCE GRAPH

The following graph and table compares the Company's stock performance to three stock indices over a five-year period assuming a $100 investment was made on the last day of fiscal year 2009.

AUDIT COMMITTEE REPORT

The purposes of the Audit Committee are described on page 10 of this proxy statement under the caption “Corporate Governance—Committees” and in the charter of the Audit Committee. In particular, it is the Audit Committee’s duty to review the accounting and financial reporting processes of the Company on behalf of the Board of Directors. In fulfilling our responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, with our management and also with KPMG LLP, our independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2014 with management and KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee also discussed with KPMG LLP all matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees . In addition, the Audit Committee, with and without management present, reviewed and discussed the results of KPMG LLP’s examination of the Company’s financial statements. Furthermore, the Audit Committee discussed with KPMG LLP their independence from management and the Company and the Audit Committee received written disclosures and the letter from KPMG LLP required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, and KPMG LLP is required to prepare an attestation report with respect to the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, and reviewed and discussed with KPMG LLP its report as to the effectiveness of the Company’s internal control over financial reporting. Management’s report and KPMG LLP’s report are each included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the SEC.

Audit Committee Members

Jeffrey Schwartz, Chair

Allen Karp

Erez Gissin

PROPOSAL No. 2

APPROVAL OF PROPOSED AMENDMENT AND RESTATEMENT OF THE

2006 EQUITY COMPENSATION PLAN

General

At the Annual Meeting, shareholders will be asked to consider and approve a proposal to amend and restate our 2006 Equity Compensation Plan (the “2006 Plan”). The 2006 Plan, as amended and restated will effect the following changes:

•	increase the maximum number of shares of our common stock reserved for issuance over the term of the 2006 Plan by an additional 750,000 shares;

•	extend the term of the 2006 Plan to September 1, 2025;

•

require gross counting of shares so that the share reserve under the 2006 Plan is reduced by the gross number of shares issuable pursuant to an award and not the net number of shares actually issued under such award;

•	increase the maximum number of shares of common stock which may be issued pursuant to options intended to be incentive stock options for U.S. federal tax purposes by 750,000 shares;

•

designate a series of performance criteria that may be utilized as a condition to the vesting of one or more awards under the 2006 Plan so that the compensation attributable to those awards will qualify as performance-based compensation under Internal Revenue Service Code Section 162(m);

•	impose a dollar limitation on the amount of cash payable under performance based awards to any participant;

•	expressly prohibit the repricing of outstanding options and stock appreciation rights without shareholder approval;

•	impose a minimum 12 month vesting requirement (except with respect to 5% of the share reserve and certain events);

•	amend the formulaic director grant program to impose a 12-month vesting requirement;

•	permit the net exercise of an option; and

•	make certain other technical amendments to facilitate administration.

The 2006 Plan was adopted by our board of directors on August 8, 2006 and approved by the shareholders on November 22, 2006. The 2006 Plan was amended in July 2010 to increase the share reserve and extend the term of the 2006 Plan; such amendment was approved by the shareholders at the 2010 Annual Meeting. The 2006 Plan is currently scheduled to terminate on September 6, 2020.

1,725,000 shares of our common stock are currently authorized to be issued under the 2006 Plan. As of July 13, 2015, there were 816,326 shares subject to outstanding awards under the 2006 Plan and 144,612 shares remain available for future awards.

On July 10, 2015, our Corporate Governance, Nominating and Compensation Committee recommended, and our Board adopted, subject to shareholder approval, an amendment and restatement of the 2006 Plan as described above. The 2006 Plan also reflects the formula equity grant program for our non-employee Board members under the Company’s director compensation plan as in effect since 2008 except that prior to October 1, 2012, annual grants were also made to members of our Committees.

The 2006 Equity Compensation Plan has been attached as Appendix B.

Reasons for the Amendment and Restatement of the 2006 Plan.

Share Reserve Increase and Term. The Corporate Governance, Nominating and Compensation Committee believes that equity-based incentives have played a pivotal role in our efforts to attract and retain key personnel essential to our long-term growth and financial success. The increased share reserve and extended term under the 2006 Plan will provide us with the continued ability to implement a comprehensive compensation strategy, which is designed to use appropriate and competitive incentives that reward value creation to align our short-term and long-term goals and resulting performance with the interest of our shareholders. We continue to believe that incentive awards are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we must compete.

We are, however, committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our stock award “burn rate” each year. Our annual burn rate is determined by dividing the number of shares of our common stock subject to stock-based awards we grant in a fiscal year (excluding the formula option awards to directors) by the fiscal year end basic shares of common stock outstanding. The average burn rate for the period 2012 to 2014 has been 1.1%. We anticipate that the 750,000 share increase will enable us to fund our equity compensation program for approximately five years. While the Company believes this is a reasonable estimate of how long the share reserve would last, the actual period for which the proposed share reserve will fund our equity compensation program may be shorter or longer than five years, depending on changes in our granting practices, stock price and headcount growth.

Implementation of Minimum Vesting Requitement. In order to demonstrate the Company’s commitment to using equity awards as an employee retention tool, and to further align the terms of the 2006 Plan with those of our stockholders, the 2006 Plan imposes a 12-month minimum vesting requirement for awards granted under the 2006 Plan on or after the date of this annual meeting, subject to a 5% carve out. This minimum vesting requirement will also generally apply to formulaic option grants to our non-employee directors. Pursuant to the carve out, 5% of the unallocated share reserve as of the date of this annual meeting, plus 5% of any shares that are added back to the share reserve following such date (pursuant to awards that expire or otherwise terminate prior to the issuance of the shares subject to those awards or pursuant to the Company’s repurchase rights under the 2006 Plan) may be granted without regard to such minimum vesting requirement. The carve out is intended to enable the Corporate Governance, Nominating and Compensation Committee to exercise its fiduciary duty to fashion equity awards in a manner that is in the best interests of the Company and its shareholders, where granting equity awards with a relatively short or no vesting period is appropriate under the circumstances. Notwithstanding the imposition of the minimum vesting requirement, the committee will have the discretion, on the grant date of an award or thereafter, to provide for accelerated vesting of an award without regard to such minimum vesting requirement in the event of the award holder’s death, disability or, a change of control or other corporate transactions or events.

Section 162(m). Stockholder approval of the 2006 Plan will also constitute approval of the numerical award limitations and performance criteria under the plan (as described below) so that the compensation attributable to awards under the 2006 Plan may qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code (the “Code”).

Description of the 2006 Plan.

The principal terms and provisions of the 2006 Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2006 Plan and is qualified in its entirety by reference to the complete text of the 2006 Plan which is attached as Exhibit A to this proxy statement.

General. The 2006 Plan provides for grants of options, stock awards, restricted stock units, stock appreciation rights, performance units and dividend equivalent rights to officers, including officers who are also directors, of Tucows or our subsidiaries, other employees of Tucows or our subsidiaries and eligible consultants and advisors. Non-employee directors of Tucows are also entitled to receive formula stock option grants under the 2006 Plan.

Administration of the 2006 Plan. The Corporate Governance, Nominating, and Compensation Committee of our board of directors will have the exclusive authority to administer the 2006 Plan with respect to awards made to our executive officers and will also have the authority to make awards to all other eligible individuals. However, our board of directors may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the Corporate Governance, Nominating and Compensation Committee to make awards to individuals other than executive officers, or our board of directors may retain the power to make awards to such individuals. The board or committee may delegate to one or more officers the authority to administer awards to eligible individuals other than officers and directors within specified guidelines. The plan administrator may determine the persons to whom awards are made, the type, size and other terms and conditions of each award and the other terms and conditions, including vesting schedules and the acceleration of vesting and any other matters arising under the 2006 Plan. The members of the Corporate Governance, Nominating, and Compensation Committee are Allen Karp, Rawleigh Ralls and Jeffrey Schwartz.

The term “plan administrator,” as used in this summary, will mean our board, our Corporate Governance, Nominating, and Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 2006 Plan.

Grants. Grants, awards and issuances under the 2006 Plan may consist of:

●	options intended to qualify as incentive stock options (“ISOs”) under Internal Revenue Code Section 422;

●	non-qualified stock options that are not intended to qualify as ISOs;

●	stock appreciation rights;

●	stock awards;

●	restricted stock units;

●	performance units;

●	dividend equivalent rights; or

●	other stock-based awards.

Eligibility for participation. Officers and employees, non-employee members of our board, as well as eligible consultants and advisors in our employ or service or in the employ or service of our subsidiaries (whether now existing or subsequently established) will be eligible to receive discretionary awards under the 2006 Plan . The non-employee members of our board of directors will also be eligible to receive non-qualified stock options awarded in connection with the formula stock option provisions described below. As of July 10, 2015, approximately 280 persons, including 5 officers, 6 non-employee board members and 4 consultants and advisors are eligible to receive awards under the 2006 Plan.

Securities subject to the 2006 Plan. 2,475,000 shares of our common stock will be reserved for issuance over the term of the 2006 Plan, including the 750,000 share increase subject to approval under this proposal.

The shares of common stock issuable under the 2006 Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market or in private transactions.

The maximum number of shares of our common stock that may be issued pursuant to options intended to qualify as ISOs may not exceed 2,475,000 subject to approval of this proposal. In the absence of such approval, the maximum number of shares that may be issued pursuant to options intended to qualify as ISOs will be limited to 1,725,000 shares.

Shares subject to any outstanding options or other awards under the 2006 Plan that expire or otherwise terminate prior to the issuance of the shares subject to those option or awards or that are paid in cash will be available for subsequent issuance under the 2006 Plan . Any unvested shares issued under the 2006 Plan that are subsequently forfeited or that we repurchase, at a price not greater than the original issue price paid per share (subject to compliance with applicable securities legislation), pursuant to our repurchase rights under the 2006 Plan will be added back to the number of shares reserved for issuance under the 2006 Plan and will accordingly be available for subsequent issuance.

In addition, there are no net counting provisions under the 2006 Plan. Accordingly, the following share counting provisions will be in effect:

●

Should the exercise price of a stock option be paid in shares of our common stock, then the number of shares reserved for issuance under the 2006 Plan will be reduced by the gross number of shares for which that option is exercised.

●

Should shares of common stock otherwise issuable under the 2006 Plan be withheld by us in satisfaction of the exercise price of an option or withholding taxes incurred in connection with the issuance, exercise or vesting of an award, then the number of shares of common stock available for issuance under the 2006 Plan will be reduced by the gross number of shares, for which that option is exercised or issued with respect to that award.

●	Upon the exercise of any stock appreciation right, the share reserve will be reduced by the gross number of shares for which the award is exercised.

Limitations on grants to participants. No participant in the 2006 Plan may receive option grants, stock awards, restricted stock units, performance units, stock appreciation rights, dividend equivalents or other stock-based awards for more than 125,000 shares of our common stock in the aggregate, in any single calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. In addition, for grants denominated in cash and subject to one or more performance conditions, the maximum dollar amount for which such grants may be made to any individual shall not exceed $2 million for each calendar year within the applicable performance period. Shareholder approval of this proposal will also constitute approval of the 125,000 share and $2 million limitation for purposes of Code Section 162(m). This limitation will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the 2006 Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m). In addition, one or more shares issued under awards other than options and stock appreciation rights may also qualify as performance-based compensation that is not subject to the Code Section 162(m) limitation if the issuance of those shares is approved by our plan administrator and vesting is tied solely to the attainment of the performance goals discussed below.

The maximum number of shares of our common stock that may be issued under the 2006 Plan (together with all of our other stock-based compensation arrangements, if any) to “insiders” (as such term is defined in the rules of the Toronto Stock Exchange), within any one-year period, and that may be issuable to “insiders”, at any time, may not, in either case, exceed 10% of the number of shares of our common stock outstanding.

Description of Awards.

Options. The 2006 Plan allows the plan administrator to grant options to purchase shares of our common stock to eligible participants. The plan administrator will have complete discretion to determine which eligible participants are to receive option grants, the time or times when those options are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted option is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the U.S. federal tax laws.

Each granted option will have an exercise price per share determined by the plan administrator which may be equal to or greater than the fair market value of a share of our common stock on the date of the option grant. The term of a granted option will not exceed seven years.

Each option will become exercisable as determined by the plan administrator, generally in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options may be subject to repurchase by us if the optionee ceases service prior to vesting in those shares. The plan administrator may accelerate the exercisability of any options or the vesting of any shares at any time.

Except as otherwise determined by the plan administrator, upon cessation of an optionee’s employment or service, as the case may be, for any reason (whether or not for cause), other than as a result of the optionee’s death or disability, all of the optionee’s options which have vested and are exercisable as of the date of resignation or notice of termination of employment or service (a “Termination Date”), shall be exercisable until the earlier of the expiry date(s) of the options and the date that is three months following such Termination Date.

Except as otherwise determined by the plan administrator, in the event of the termination of an optionee’s employment or service as a result of the optionee’s death or disability, all of the optionee’s options which have vested and are exercisable as at the date of death or disability (such date, also the “Termination Date”) shall be exercisable under the earlier of the expiry date(s) of the options and the date that is one year following the Termination Date.

Except as otherwise determined by the plan administrator, in the event of the termination of an optionee’s employment or service, all of the optionee’s options which have not vested on or before the applicable Termination Date shall expire and be of no further force and effect as of such date.

An optionee may pay the exercise price of his or her option: (i) in cash, (ii) if permitted by the plan administrator and subject to compliance with applicable law, by delivery shares of common stock owned by the optionee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of Tucows common stock having an aggregate fair market value on the date of exercise equal to the exercise price; (iii) if permitted by the plan administrator and subject to compliance with applicable law, by the Company’s withholding from shares of common stock otherwise deliverable pursuant to the exercise of the option shares having an aggregate fair market value on the date of exercise equal to the exercise price; or (iv) by such other method as approved by the plan administrator.

Stock appreciation rights. The 2006 Plan allows the plan administrator to grant stock appreciation rights alone or in tandem with any stock option granted under the 2006 Plan:

●

Tandem stock appreciation rights are granted in connection with a stock option and may be granted either at the time of grant of the related option or, in the case of a non-qualified stock option, at any time thereafter while the option remains outstanding and will have a base price per share equal to the per share exercise price of the related option. Tandem stock appreciation rights provide the holders with the right to surrender their options to us and receive in exchange a payment from us in an amount equal to the excess of (i) the fair market value on the exercise date of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

●

Stand-alone stock appreciation rights are not associated with any options and may be granted at any time with a base price equal to at least the fair market value per share of our common stock on the date of grant of the right. Upon exercise of a stand-alone stock appreciation right, the holder will be entitled to receive from us a payment in an amount equal to the excess of (i) the fair market value on the date of exercise of the shares of common stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares.

No stock appreciation right will have a term in excess of 10 years. The amount payable by us upon exercise of a stock appreciation right will be paid in cash, shares of our common stock or a combination thereof at the plan administrator’s discretion. The plan administrator has complete discretion to determine any vesting requirements associated with the grant of stock appreciation rights and the treatment of stock appreciation rights in the event of the cessation of a holder’s employment or service with us.

Stock awards. The 2006 Plan allows the plan administrator to issue shares of our common stock for cash consideration, or for no cash consideration, in the plan administrator’s sole discretion. The plan administrator will have complete discretion to determine which eligible participants are to receive such stock awards, the time or times when those awards are to be made, the number of shares subject to each such award, the vesting schedule (if any) to be in effect for the award and the cash consideration (if any) payable per share. The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or achievement of specified performance goals. The plan administrator will have complete discretion to determine under what circumstances a participant may retain shares of unvested stock following termination of participant’s cessation of employment or service and the circumstances under which unvested stock may be forfeited.

Restricted stock units. The 2006 Plan allows the plan administrator to grant restricted stock units to participants. Each restricted stock unit represents the right of a participant to receive one share of our common stock, or an amount based on the value of one share of our common stock, upon vesting of the restricted stock unit.

Each restricted stock unit will vest in one or more installments based on the achievement of performance goals or satisfaction of a specified term of service measured from the grant date, as determined by the plan administrator. Restricted stock units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the plan administrator. Payment will be made in cash, in shares of our common stock or in a combination of cash and stock, as determined by the plan administrator.

The plan administrator will have complete discretion to determine under what circumstances a participant may retain restricted stock units following termination of participant’s cessation of employment or service and the circumstances under which restricted stock units may be forfeited.

Performance units. The 2006 Plan allows the plan administrator to grant performance units to participants contingent upon the attainment of written performance goals established prior to a particular performance period. Each performance unit allows the participant to receive an amount equal to the value of the unit, which is to be determined by the plan administrator at the time of grant.

At the time of grant, the plan administrator will establish a performance period during which the participant’s performance will be measured and will establish in writing performance goals for Tucows and its various operating units.

Each performance unit will have a maximum dollar value established by the plan administrator at the time of grant. Payment will be contingent upon the achievement of the pre-established goals by the end of the performance period. The value of a unit may, in the plan administrator’s discretion, be equal to the fair market value of our common stock.

In determining the number of performance units to be granted to a participant, the plan administrator will consider such participant’s responsibility level, performance, potential, cash compensation level, other incentive awards and such other considerations it deems appropriate.

Upon completion of the performance period, a participant will be entitled to receive payment of an amount, not exceeding the maximum value of his or her performance units, based on the achievement of the performance goals as determined by the plan administrator. Payment will be made in cash or, in the plan administrator’s sole discretion, in shares of our common stock when such performance units are measured using our common stock. Such payments will be made in a lump sum or in installments and will be subject to other terms and conditions as determined by the plan administrator.

Performance Goals. In order for compensation attributable to one or more awards (other than options and stock appreciation rights) to qualify as performance-based compensation that will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Code Section 162(m), the plan administrator has the discretionary authority to structure one or more such awards so that the shares of common stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) cash flow; (ii) earnings (including earnings before interest, taxes, depreciation, amortization, net deferred revenue (as determined under GAAP), impact on earnings of unrealized fluctuations in foreign exchange rates, other infrequently occurring items and charges for stock-based compensation, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) market share, (xviii) market capitalization, (xix) application approvals, (xx) litigation and regulatory resolution goals, (xxi) product sales or milestones, (xxii) budget comparisons, (xxiii) growth in stockholder value relative to the growth of a peer group or index; (xxiv) development and implementation of strategic plans and/or organizational restructuring goals; (xxv) development and implementation of risk and crisis management programs; (xxvi) improvement in workforce diversity; (xxvii) compliance requirements and compliance relief; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development of marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; (xxxiii) mergers and acquisitions; and (xxxiv) other similar criteria consistent with the foregoing. In addition, such performance criteria may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company’s business units or divisions or any subsidiary. Each applicable Performance Goal may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of a award will be earned and a maximum level of performance at which a award will be fully earned. Each applicable Performance Goal may be structured at the time of the award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items; (F) the operations of any business acquired by the Company; (G) the divestiture of one or more business operations or the assets thereof; (H) the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distributions of stock or property by the Company) or reorganization (whether or not such reorganization is within the definition of that term in Code Section 368); and (I) other adjustment consistent with the operation of the 2006 Plan.

Stockholder approval of the 2006 Plan will also constitute approval of the foregoing performance criteria for purposes of establishing the specific vesting targets for one or more awards under the 2006 Plan that are intended to qualify as performance-based compensation under Code Section 162(m). However, not all awards made under the 2006 Plan will be structured to qualify as such performance-based compensation.

Dividend equivalent rights. When the plan administrator makes an award under the 2006 Plan , the plan administrator may grant dividend equivalent rights in connection with such award. Dividend equivalent rights may be payable based on the achievement of specific performance goals.

Dividend equivalent rights may be paid to participants currently or may be deferred in the plan administrator’s discretion. In the event they are deferred, such dividend equivalent rights will be credited to bookkeeping accounts on our records for purposes of the 2006 Plan . Dividend equivalent rights may be accrued as a cash obligation or may be converted into restricted stock units for the participant. Deferred dividend equivalent rights may accrue interest in the plan administrator’s discretion.

Dividend equivalent rights may be payable in cash, in shares of our common stock or in a combination of cash and stock, as determined by the plan administrator.

Other stock-based awards. The plan administrator may grant other awards not described above that are based on or measured by our common stock on such terms and conditions as the plan administrator deems appropriate. Such awards may be granted subject to performance goals or other conditions and may be payable in cash or shares of our common stock, or a combination of cash and stock as determined by the plan administrator.

Formula Option Grants to Directors.

Non-employee members of our board of directors will receive grants of non-qualified stock options pursuant to the formula option grant provisions of the 2006 Plan in connection with their service on the board or a committee of the board.

Each individual who first becomes a non-employee board member will receive an automatic grant to purchase 4,375 shares of our common stock on the date he or she becomes a member of our board of directors. Each individual who becomes an audit committee member will receive an automatic grant to purchase 3,750 shares of our common stock on the date he or she becomes a member of the audit committee. Each individual who becomes a Corporate Governance, Nominating, and Compensation Committee member will receive an automatic grant to purchase 2,500 shares of our common stock on the date he or she becomes a member of the audit committee.

In addition, on the date of each annual shareholders meeting, each individual serving as a non-employee board member at that time will automatically be granted an option to purchase 3,750 shares of our common stock, provided such individual is a board member both immediately before and after the annual election of directors at such annual meeting.

All options granted under the formula option grant provisions will have an exercise price per share equal to the fair market value of the option shares on the date of grant and have a five-year term, subject to earlier termination following the director’s cessation of board service.

Initial option grants will become exercisable in full upon the completion of one (1) year of board service measured from the date of grant. Annual option grants will become exercisable in full upon the completion of Board service through the earlier of (i) one (1) year measured from the date of grant or (ii) the date of the annual shareholder meeting following the date of grant. All formula option grants will become exercisable on an accelerated basis upon a change of control or the non-employee director’s termination of board service by reason of death or disability.

General Provisions.

Amendment and termination of the 2006 Plan. Our board of directors may amend or modify the 2006 Plan at any time, subject to any shareholder approval requirements under applicable law or regulation or pursuant to the listing standards of the NASDAQ stock exchange on which our shares of common stock are at the time primarily traded. Our board of directors may make such amendments to the plan as it deems desirable or necessary, without the approval of the shareholders, except our board may not amend the 2006 Plan without shareholder approval to:

●

change the maximum number of shares of our common stock that may be issued under the 2006 Plan , whether as a fixed number of shares or as a fixed percentage of the number of shares outstanding from time to time (other than to reflect an adjustment for subsequent stock splits, stock dividends or other transactions as described below);

●	materially increase benefits to the participants of the 2006 Plan , including any change to permit a repricing or decrease the exercise price of an option;

●	reduce the exercise price or purchase price or extend the term of any award which would benefit one of our insiders;

●	materially expand the class of participants eligible to participate in the 2006 Plan; or

●	expand the types of awards provided under the 2006 Plan.

Subject to shareholder approval of this proposal, the 2006 Plan will terminate on September 1, 2025, unless sooner terminated by our board of directors or extended by the board of directors with the approval of the shareholders.

Adjustment provisions. In the event of any stock dividend, spinoff, extraordinary distribution (whether in cash, securities or other property), recapitalization, reclassification, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2006 Plan; (ii) the maximum aggregate number of shares which may be issued pursuant to incentive stock options; (iii) the maximum aggregate number and/or class of securities for which any one person may be granted awards per calendar year; (iv) the number and/or class of securities and for which option grants are subsequently made to non-employee directors under the formula option grant provisions; and (v) the number and/or class of securities subject to each outstanding award and the issue price (if any) payable per share. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2006 Plan or the outstanding awards thereunder.

Change of control of Tucows. In the event of a change of control of Tucows (as defined under the 2006 Plan ), the plan administrator may take any one or more of the following actions with respect to all awards outstanding under the 2006 Plan : (i) determine that outstanding awards will become fully vested on the date of the change of control or at such other time as the plan administrator determines; (ii) require participants to surrender outstanding options and stock appreciation rights in exchange for one or more payments by Tucows; (iii) terminate any or all unexercised options and stock appreciation rights at such time as the plan administrator deems appropriate; (iv) with respect to participants holding awards other than options or stock appreciation rights, determine that such participants will receive one or more payments in settlement of such awards; (v) terminate all unvested awards and require the surrender of any unvested shares subject to those awards; or (vi) determine that awards that remain outstanding after the change of control shall be assumed by the successor corporation or otherwise continued in effect.

Any such acceleration, surrender, termination, settlement or assumption will take place as of the date of the change of control or such other date as the plan administrator may specify.

Withholding taxes. The plan administrator may provide a holder of awards with the right to have a portion of the shares otherwise issuable to such holder withheld in satisfaction of the withholding taxes to which they become subject in connection with the taxation of those awards. Alternatively, the plan administrator may, to the extent permitted by law, deduct the amount of any withholding tax liability from other wages paid to the holder by Tucows.

Shareholder rights and transferability. No optionee will have any shareholder rights with respect to his or her option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any shareholder rights with respect to the shares subject to that right unless and until such holder exercises the right and becomes the holder of record of the shares of our common stock distributed upon such exercise, if any.

A participant will have full shareholder rights with respect to any shares of common stock issued to him or her under the 2006 Plan , whether or not his or her interest in those shares is vested. A participant will not have any shareholder rights with respect to the shares of common stock subject to a restricted stock unit or other share right award until that unit or award vests and the shares of common stock are issued to such participant. However, dividend-equivalent rights may be paid or credited, either in cash or in shares of common stock, on outstanding restricted stock units or other share-right awards, subject to such terms and conditions as the plan administrator may deem appropriate.

Except as otherwise provided by the plan administrator, awards under the 2006 Plan are not assignable or transferable other than by will or the laws of inheritance following the holder’s death, and during the holder’s lifetime, the award may only be exercised by the holder.

Valuation. For the purposes of the 2006 Plan , “fair market value” means: (i) if our common stock is traded on a securities exchange, the last reported sale price of the shares of our common stock on such exchange or market determined by the plan administrator to be the primary market for our common stock, at the close of regular trading hours on the relevant date; (ii) if our common stock is not traded on any such exchange or market, the mean between the last reported “bid” and “asked” prices of our common stock at the close of regular trading hours on the relevant date, as reported on the Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the plan administrator determines; or (iii) if our common stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the fair market value shall be as determined by the plan administrator. On July 13, 2015, the fair market value per share of our common stock based on the last reported sale price of our common stock at the close of regular trading hours on such date on the Nasdaq was $26.33.

New Plan Benefits.

No stock options or other awards have been or will be made under the 2006 Plan that are contingent upon the share increase subject to approval under this proposal. Because grants are made by the plan administrator to those persons whom the plan administrator determines in its discretion should receive grants, the benefits and amounts that may be received in the future by persons eligible to participate in the 2006 Plan are not determinable now, except for formula grants described below. However, each of our non-employee directors who is to continue in service will receive formula option grants for 3,750 shares on the date of the Annual Meeting of the Shareholders.

Summary of Federal Income Tax Consequences.

The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the 2006 Plan.

Option grants. Options granted under the 2006 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying; and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of: (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of: (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-statutory options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect the withholding taxes applicable to such income from the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of: (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of: (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock appreciation rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect the withholding taxes applicable to such income from the holder. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Stock awards. The tax principles applicable to stock awards under the 2006 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Restricted stock units. No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which a payment with respect to the unit, in shares or cash, is made to the holder. The amount of that income will be equal to the amount of the cash payment or the fair market value of any shares issued on the date of issuance, and we will be required to collect the withholding taxes applicable to such income from the holder. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Performance units, dividend equivalent rights and other stock-based awards. No taxable income is recognized upon receipt of a performance unit, dividend equivalent right or other stock-based award. The holder will recognize ordinary income in the year in which a payment with respect to that award is made to the holder. The amount of that income will be equal to the amount of the cash payment or the fair market value of any shares issued on the date of issuance, and we will be required to collect the withholding taxes applicable to such income from the holder. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time of the payment. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of executive compensation. We anticipate that any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2006 Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued pursuant to other awards under the 2006 Plan will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to the attachment of one or more performance criteria described above.

Accounting Treatment.

Pursuant to the accounting standards established under the FASB Accounting Standards Codification Topic 718, we will be required to expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock units and all other awards under the 2006 Plan. Accordingly, stock options and stock appreciation rights that are granted to our employees and non-employee Board members will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. For shares issuable upon the vesting of restricted stock units awarded under the 2006 Plan, we will be required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

For performance units awarded under the 2006 Plan and payable in stock, we will be required to amortize, over the applicable performance period and any subsequent service vesting period, a compensation cost equal to the fair market value of the underlying shares on the date of the award. For performance units awarded under the 2006 Planand payable in cash, we will amortize the potential cash expense over the applicable performance period and any subsequent service vesting period. Dividends or dividend equivalents paid on the portion of an award that vests will be charged against our retained earnings. However, if the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, such dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.

The compensation expense accruable for performance-based awards under the 2006 Plan will, in general, be subject to adjustment to reflect the actual outcome of the applicable performance goals, and any expenses accrued for such performance-based awards will be reversed if the performance goals are not met, unless those performance goals are deemed to constitute market conditions (i.e., because they are tied to the price of our common stock) under FASB Accounting Standards Codification Topic 718.

Required Vote and Board Recommendation.

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, and actually cast on Proposal No. 2 is required for approval of the 2006 Plan, provided that such affirmative vote also represents at least majority of the voting power required to constitute a quorum at the annual meeting. Should such approval not be obtained, then the share reserve will not be increased the minimum 12-month vesting requirement will not be implemented and the 2006 Plan term will not be extended; however the formula grants to directors and committee members described above shall be automatically issued under the existing terms of the 2006 Plan and discretionary awards will continue to be granted from the remaining share reserve until the expiration of the 2006 Plan on September 20, 2020.

Recommendation of the Board of Directors.

The Board believes that Proposal No. 2 is in our best interests and in the best interests of our shareholders and recommends a vote FOR the adoption of the Amendment and Restatement of the 2006 Equity Compensation Plan.

PROPOSAL No. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has served as our independent auditor since our merger with Tucows Delaware in August 2001. The Audit Committee of our Board of Directors has appointed KPMG LLP as the independent registered public accounting firm of the Company and our subsidiaries for the year ending December 31, 2015. Although shareholder approval is not required, our Board of Directors desires to obtain shareholder ratification of this appointment. If the appointment is not ratified at the annual meeting, our Board of Directors will review its future selection of independent registered public accounting firm. A representative of KPMG LLP is expected to be present at the annual meeting and will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

AUDIT FEES AND ALL OTHER FEES

A summary of the fees of KPMG LLP for the years ended December 31, 2014 and 2013 are set forth below:

	2014 Fees	2013 Fees
Audit Fees(1)	$453,135	$251,500
Audit-Related Fees	—	—
Tax Fees(2)	153,518	185,975
All Other Fees	—	—
Total Fees	$606,653	$437,475

(1)	Consists of fees and expenses for the audit of consolidated financial statements, the reviews of our Quarterly Reports on Form 10-Q and services associated with registration statements.

(2)	Consists of fees and expenses for tax consulting services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.

The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided to us by our independent auditors. Under this policy, the Audit Committee pre-approves all audit and certain permissible accounting and non-audit services performed by the independent auditors. These permissible services are set forth on an attachment to the policy that is updated at least annually and may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides the audit committee with an audit plan including proposed fees in advance of the annual audit. The Audit Committee approves the plan and fees for the audit.

With respect to non-audit and accounting services of our independent auditors that are not pre-approved under the policy, the employee making the request must submit the request to our chief financial officer. The request must include a description of the services, the estimated fee, a statement that the services are not prohibited services under the policy and the reason why the employee is requesting our independent auditors to perform the services. If the aggregate fees for such services are estimated to be less than or equal to $25,000, our chief financial officer will submit the request to the chairman of the Audit Committee for consideration and approval, and the engagement may commence upon the approval of the chairman. The chairman is required to inform the full Audit Committee of the services at its next meeting. If the aggregate fees for such services are estimated to be greater than $25,000, our chief financial officer will submit the request to the full Audit Committee for consideration and approval, generally at its next meeting or special meeting called for the purpose of approving such services. The engagement may only commence upon the approval of full audit committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Corporate Governance, Nominating and Compensation Committee of our Board of Directors during 2014 were Messrs. Karp (Chair), Schwartz and Ralls. To ensure that our compensation policies are administered in an objective manner, our Corporate Governance, Nominating and Compensation Committee is comprised entirely of independent directors. None of the members of our Corporate Governance, Nominating and Compensation Committee has ever been an officer or employee of the Company or its subsidiaries. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers on our Board of Directors or Corporate Governance, Nominating and Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

Our Audit Committee is responsible for reviewing and, if appropriate, approving all related party transactions between us and any officer or director that would potentially require disclosure pursuant to the Audit Committee charter. We expect that any transactions in which related persons have a direct or indirect interest will be presented to the Audit Committee for review and approval. While neither the Audit Committee nor our Board of Directors have adopted a written policy regarding related party transactions, the Audit Committee makes inquiries to our management and our auditors when reviewing such transactions. Neither we nor the Audit Committee are aware of any transaction that was required to be reported with the SEC where such policies and procedures either did not require review or were not followed.

Related Party Transactions

There were no disclosable related party transactions during 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership and reports of changes in ownership of our common stock and our other equity securities. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely upon our review of the copies of the Forms 3, 4 and 5 furnished to us and on the written representations from certain reporting persons, we believe that during 2014, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were satisfied, with the exception that Ms. Goertz failed to timely file her Form 4 with respect to the acquisition of 5,000 shares of common stock in the open market. In making this statement, the Company has relied on the written representations of its directors, officers and holders of more than ten percent of our outstanding common stock as reported in their filings with the SEC.

OTHER MATTERS TO BE DECIDED AT THE ANNUAL MEETING

All of the matters we knew about as of the time of the mailing of this proxy statement to be brought before the annual meeting are described in this proxy statement. If any matters properly come before the annual meeting that are not specifically set forth on your proxy and in this proxy statement, the persons appointed to vote the proxies will vote on such matters in accordance with their best judgment.

HOUSEHOLDING OF PROXY MATERIALS

Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and our Annual Report on Form 10-K may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or Annual Report on Form 10-K for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to our secretary at the address set forth on the first page of this proxy statement, or via telephone to our secretary at (416) 538-5493, we will promptly provide separate copies of the Annual Report on Form 10-K and/or this proxy statement. Shareholders sharing an address who are receiving multiple copies of this proxy statement and/or Annual Report on Form 10-K and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2016 Annual Meeting

If you would like to submit a proposal for inclusion in the proxy materials for our annual meeting of shareholders in 2016 you may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Secretary at Tucows Inc., 96 Mowat Avenue, Toronto, Ontario M6K 3M1, Canada, at any time before March 30, 2016, and must comply in all material respects with all applicable rules and regulations of the SEC.

If you would like to present a proposal at the 2016 annual meeting, but do not want to include the proposal in our proxy statement, you will have to comply with the advance notice procedures set forth in the Bylaws. The Bylaws require that a shareholder submit a written notice of intent to present such a proposal to our secretary no more than 90 days and no less than 60 days prior to the anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. Therefore, we must receive notice of such proposal for the 2016 annual meeting no earlier than April 29, 2016 and no later than May 29, 2016. The notice must also meet other requirements set forth in the Bylaws.

If we do not receive notice of such proposals by May 29, 2016, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

Cost of Proxy Solicitation

We will pay the expenses of the preparation of the proxy materials and the solicitation by our Board of Directors of your proxy. We will make solicitations primarily by mail or by facsimile and our directors, officers and employees may solicit proxies personally or by telephone but will not be specifically compensated for such services. We will ask brokerage houses and other nominees, custodians and fiduciaries to forward proxy soliciting material and our Annual Report on Form 10-K to the beneficial owners of the shares of our common stock held of record by them, and we will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the SEC, except for exhibits, will be furnished without charge to any shareholder upon written or oral request to Tucows Inc., 96 Mowat Ave, Toronto, Ontario M6K 3M1, Attention: Investor Relations, Telephone: (416) 538-5493.

By Order of the Board of Directors,

Michael Cooperman Chief Financial Officer and Secretary

Appendix A

Reconciliation of Net income to Adjusted EBITDA

(In Thousands of US Dollars)

(unaudited)

Year ended December 31, 2014
Net income for the period	$6,374
Depreciation of property and equipment	926
Amortization of intangible assets	1,174
Interest expense, net	207
Provision for income taxes	3,054
Change in net deferred revenue (1)	863
Stock-based compensation	543
Loss (gain) on currency forward contracts	1,898
Adjusted EBITDA	$15,039

(1)

Net deferred revenue comprises the change in deferred revenue, net of prepaid domain name registry and other Internet services fees, to reflect the material amount of cash we collect and pay for domain registrations and other Internet services at the time of activation. Net deferred revenue for the three months ended March 31, 2015, includes a benefit of $0.1 million as a result of the translation of deferred revenue and prepaid domain name registry and other Internet services fees to our reporting currency of US dollars.

Appendix B

TUCOWS INC.

2006 EQUITY COMPENSATION PLAN

(As Amended and Restated July 10, 2015)

1.       Purpose.

The purpose of the 2006 Equity Compensation Plan (the “Plan”) is to provide eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in Tucows Inc. (the “Company”). The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

2.       Definitions.

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)     “Board” means the Company’s Board of Directors.

(b)     “Change of Control” shall be deemed to have occurred:

  (i)     If any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 40% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors;

  (ii)     Upon the consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 40% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

  (iii)     If after the date on which this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(c)     “Code” means the Internal Revenue Code of 1986, as amended.

(d)     “Company” means Tucows Inc. and any successor corporation.

(e)     “Company Stock” means the common stock of the Company.

(f)      “Compensation Committee” means the corporate governance, nominating and compensation committee of the Company.

(g)     “Consultant” means a consultant or advisor of the Company or a subsidiary of the Company, provided that the Company can issue securities to such consultant or advisor under the Plan pursuant to exemptions from prospectus and registration requirements of applicable securities laws.

(h)     “Disability” means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

(i)      “Dividend Equivalent” means an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Plan Administrator) of any dividend in consideration other than cash, paid by the Company on its Company Stock.

(j)      “Employee” means an employee of the Employer (including an officer or director who is also an employee).

(k)     “Employer” means the Company and its subsidiaries.

(l)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)    “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Plan Administrator.

(n)     “Fair Market Value” of Company Stock means (i) if the Company Stock is traded on a securities exchange or AIM, the last reported sale price of Company Stock at the close of regular hours trading on the relevant date on the exchange or market determined by the Plan Administrator to be the primary market for the Company Stock, or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock at the close of regular hours trading on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Plan Administrator determines, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Plan Administrator.

(o)     “Grant” means an Option, Restricted Stock Unit, Stock Award, Performance Unit, SAR, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(p)     “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(q)     “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(r)      “Insider” means:

  (i)     every director or officer of the Company;

  (ii)     every director or officer of a person or company that is itself an insider or subsidiary of the Company;

  (iii)     every person or company that has beneficial ownership of, or control or direction over, or a combination of beneficial ownership of and control or direction over, directly or indirectly, securities of the Company carrying more than 10% of the voting rights attached to all the Company’s outstanding voting securities, excluding for this purpose any securities held by the person or company as underwriter in the course of a distribution;

  (iv)     every “associate” (as such term is defined in the Securities Act (Ontario)) of a person or company that is itself an insider; and

  (v)     every “affiliated company” (as such term is defined in the Securities Act (Ontario)) of a person or company that is itself an insider and every other issuer that is similarly related to such person or company, whether a partnership, limited partnership, trust, income trust, investment trust or any other organized entity issuing securities.

(s)     “Non-Employee Director” means a member of the Board who is not an Employee.

(t)     “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of an incentive stock option under section 422 of the Code.

(u)     “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(v)     “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than a Grant described in Sections 7, 9, 10, 11 or 12(a) of the Plan), as described in Section 12(b).

(w)     “Participant” means an Employee, Non-Employee Director or Consultant designated by the Plan Administrator to participate in the Plan.

(x)     “Performance Goals” means any of the following performance criteria upon which the vesting of one or more Grants under the Plan may be based: (i) cash flow; (ii) earnings (including earnings before interest, taxes, depreciation, amortization, net deferred revenue (as determined under GAAP), impact on earnings of unrealized fluctuations in foreign exchange rates, other infrequently occurring items and charges for stock-based compensation), earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) market share, (xviii) market capitalization, (xix) application approvals, (xx) litigation and regulatory resolution goals, (xxi) product sales or milestones, (xxii) budget comparisons, (xxiii) growth in stockholder value relative to the growth of a peer group or index; (xxiv) development and implementation of strategic plans and/or organizational restructuring goals; (xxv) development and implementation of risk and crisis management programs; (xxvi) improvement in workforce diversity; (xxvii) compliance requirements and compliance relief; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development of marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; (xxxiii) mergers and acquisitions; and (xxxiv) other similar criteria consistent with the foregoing. In addition, such performance criteria may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company’s business units or divisions or any subsidiary. Each applicable Performance Goal may include a minimum threshold level of performance below which no Grant will be earned, levels of performance at which specified portions of a Grant will be earned and a maximum level of performance at which a Grant will be fully earned. Each applicable Performance Goal may be structured at the time of the Grant to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items; (F) the operations of any business acquired by the Company; (G) the divestiture of one or more business operations or the assets thereof; (H) the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distributions of stock or property by the Company) or reorganization (whether or not such reorganization is within the definition of that term in Code Section 368); and (I) other adjustment consistent with the operation of the Plan.

(y)     “Performance Unit” means an award of a performance unit as described in Section 11.

(z)     “Plan” means this Tucows Inc. 2006 Equity Compensation Plan, as in effect from time to time.

(aa)   “Plan Administrator” means the particular entity, whether the Compensation Committee, the Board or other committees or delegate thereof (in the event the Board or Compensation Committee has delegated its authority pursuant to Section 3), which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons then subject to its jurisdiction.

(bb)  “Restricted Stock Unit” means an award of a phantom unit representing a share of Company Stock as described in Section 9.

(cc)   “SAR” means a stock appreciation right as described in Section 12.

(dd)  “Section 16 Insider” means an officer or director of the Company subject to the short-swing profit liability provisions of Section 16 of the Exchange Act.

(ee)   “Stock Award” means an award of Company Stock as described in Section 10.

(ff)    “10% Shareholder” shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary).

(gg)     “Withholding Taxes” shall mean all applicable income and employment taxes, social insurance, payroll taxes, contributions, payment on account obligations or other payments required to be withheld by the Employer in connection with a Grant.

3.       Administration.

(a)     The Plan shall be administered by the Compensation Committee of the Board with respect to grants to Section 16 Insiders. Administration of the Plan with respect to all other eligible persons may, at the Board’s discretion, be vested in the Compensation Committee or another committee appointed by the Board, or the Board may retain the power to administer the Plan with respect to such persons. However, any discretionary awards to members of the Compensation Committee must be authorized and approved by a disinterested majority of the Board. Administration of the formula option grants to Non-Employee Directors under Section 8 shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any award under that program.

(b)     The Board or Compensation Committee may delegate to one or more officers of the Company designated by the Board or the Compensation Committee, the authority to administer Grants to eligible persons other than directors or officers of the Company within specified guidelines established by the Board or the Compensation Committee and subject to applicable law.

(c)     Subject to the provisions of the Plan, the Plan Administrator shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or vesting period, including the criteria for exercisability or vesting and the acceleration of exercisability or vesting, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Sections 18 and 20 below, and (v) deal with any other matters arising under the Plan.

(d)     The Plan Administrator shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Plan Administrator’s interpretations of the Plan and all determinations made by the Plan Administrator pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Plan Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.      Grants and Vesting.

(a)     Types of Grants. Grants under the Plan may consist of Options as described in Section 7, Restricted Stock Units as described in Section 9, Stock Awards as described in Section 10, Performance Units as described in Section 11, SARs or Other Stock-Based Awards as described in Section 12, and Dividend Equivalents as described in Section 13. All Grants shall be subject to such terms and conditions as the Plan Administrator deems appropriate (but subject to the terms hereof) and as are specified in writing by the Plan Administrator to the Participant in the Grant Agreement.

(b)     Vesting. Grants under the Plan shall vest over a period that is not less than one year from the date of grant. The Plan Administrator may provide for accelerated vesting without regard to the minimum vesting period in connection with a Participant’s death or disability, or in the event of a Change of Control or a corporate transaction or event described in Section 17. In addition, subject to any adjustments made in accordance with Section 17 below, up to 5% of the shares of Common Stock available for issuance under the Plan as of July 10, 2015 (including the 750,000 share increase) may be granted without regard to the minimum vesting requirement. The Plan Administrator shall have discretion to accelerate vesting after the date of grant in connection with a Participant’s death or disability, or in the event of a Change of Control or a corporate transaction or event described in Section 17.

5.       Shares Subject to the Plan.

(a)     Shares Authorized. The total aggregate number of shares of Company Stock that may be issued under the Plan is 2,475,000 shares, subject to adjustment as described in subsection (f) below. Such share reserve includes an increase of 750,000 shares of Common Stock authorized by the Board on July 10, 2015, subject to shareholder approval at the 2015 Annual Shareholders Meeting.

(b)     Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan, subject to compliance with applicable law. If and to the extent outstanding Grants under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered prior to the issuance of shares of Company Stock, the shares reserved for such Grants shall again be available for issuance under the Plan. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Company pursuant to the Company’s repurchase rights under the Plan at a price per share not greater than the original issue price paid per share (subject to compliance with applicable securities legislation) shall again be available for issuance under the Plan. Should the Exercise Price of an Option under the Plan be paid with shares of Company Stock, the authorized reserve of Company Stock under the Plan shall be reduced by the gross number of shares for which that Option is exercised. Should shares of Company Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the Exercise Price of an Option or Withholding Taxes incurred in connection with the issuance, exercise or vesting of a Grant under the Plan, the number of shares of Company Stock available for issuance under the Plan shall be reduced by the gross number of shares for which that Option is exercised or issuable with respect to that Grant. If SARs are exercised, the gross number of shares for which the SARs are exercised shall be considered issued under the Plan for purposes of this subsection (b). To the extent that Grants are paid in cash, and not in shares of Company Stock, any shares previously reserved for issuance pursuant to such Grants shall again be available for purposes of the Plan.

(c)     Individual Limits. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 125,000 shares, subject to adjustment as described in subsection (f) below. For Grants denominated in cash and subject to one or more performance conditions, the maximum dollar amount for which such Grants may be made to any individual shall not exceed $2 million for each calendar year within the applicable performance period.

(d)     ISO Limits. The maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options granted under the Plan shall not exceed 2,475,000 shares, subject to shareholder approval at the 2015 Annual Shareholders Meeting of the 750,000-share increase authorized by the Board on July 10, 2015. In the absence of such shareholder approval, the maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options shall be limited to 1,725,000 shares of Common Stock.

(e)     Insider Limits. The number of shares of Company Stock issuable, directly or indirectly, to all Participants who are Insiders in the aggregate, under this Plan and all other “security based compensation arrangements” (within the meaning of the rules of the Toronto Stock Exchange) of the Company, may not exceed ten percent (10%) of the outstanding shares of Company Stock and the number of shares of Company Stock issued, directly or indirectly, to all Participants who are Insiders in the aggregate within any one (1) year period, under the Plan and all other security based compensation arrangements of the Company, may not exceed ten percent (10%) of the issued and outstanding shares of Company Stock.

(f)     Adjustments. In the event of a stock dividend, spinoff, extraordinary distribution (whether in cash, securities or other property), recapitalization, reclassification, stock split, or combination or exchange of shares, or any other event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, equitable adjustments shall be made to the maximum number and/or class of securities issuable under the Plan, the maximum number and/or class of securities that may be issued pursuant to Incentive Stock Options, the maximum number and/or class of securities for which any individual may receive Grants in any year, the number and/or class of securities for which option grants are subsequently to be made to Non-Employee Directors under Section 8, the number and/or class of securities covered by outstanding Grants, and the price per share or the applicable market value of such Grants. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits hereunder and such adjustments shall be final, binding and conclusive.

6.       Eligibility for Participation.

All Employees, including Employees who are officers or members of the Board, all Non-Employee Directors and all Consultants shall be eligible to participate in the Plan.

7.       Options.

(a)     General Requirements. The Plan Administrator may grant Options to an eligible person upon such terms and conditions as the Plan Administrator deems appropriate under this Section 7. The Plan Administrator shall determine the number of shares of Company Stock that will be subject to each Grant of Options under the Plan.

(b)     Type of Option, Price and Term.

          (i)     The Plan Administrator may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options shall be subject to the provisions of subsection (f) below.

          (ii)     Subject to Sections 7(f) and 8, the Exercise Price of Company Stock subject to an Option shall be determined by the Plan Administrator and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted.

          (iii)     The Plan Administrator shall determine the term of each Option, which shall not exceed seven years from the date of grant.

(c)     Exercisability of Options.

          (i)     Subject to Section 8, Options shall become exercisable in accordance with such terms and conditions as may be determined by the Plan Administrator and specified in the Grant Agreement. The Plan Administrator may accelerate the exercisability of any or all outstanding Options at any time for any reason.

          (ii)     Subject to compliance with applicable law, the Plan Administrator may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period (subject to compliance with applicable law) and such other restrictions as the Plan Administrator deems appropriate.

          (iii)     Options granted to U.S. persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Plan Administrator, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d)     Termination of Employment or Service. Except as otherwise provided in the Grant Agreement, in the event of the termination of a Participant’s employment or service, for any reason (whether or not for cause) other than as a result of death or Disability of the Participant, the Participant may exercise all of the Participant’s options which have vested and are exercisable on the date of resignation or, in the case of involuntary termination, on the Participant’s last day of active employment or service (the “Termination Date”), as the case may be, until the earlier of the expiry date(s) of the Options and the date that is three (3) months from the Termination Date, or such other date as may be determined by the Plan Administrator, and approved by the stock exchange on which the shares of the Company trade. In the event of the termination of a Participant’s employment or service as a result of the death or Disability of the Participant, all of the Participant’s Options which have vested and are exercisable as at the date of death or Disability (such date, also the “Termination Date”) shall be exercisable until the earlier of the expiry date(s) of the Options and the date that is one (1) year from the Termination Date, or such other date as may be determined by the Plan Administrator, and approved by the stock exchange on which the shares of the Company trade to the extent required by the rules of such stock exchange. Except as otherwise determined by the Plan Administrator and except as otherwise provided in the Grant Agreement, in the event of the termination of the Participant’s employment or service for any reason as contemplated in this Section 7(d), all of the Participant’s Options which have not vested on the Termination Date shall expire and terminate and be of no further force and effect, as of that date.

(e)     Payment of Exercise Price. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Plan Administrator and subject to compliance with applicable law, by delivering shares of Company Stock owned by the Participant and having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) if permitted by the Plan Administrator and subject to compliance with applicable law, by the Company’s withholding from shares of Company Stock otherwise deliverable pursuant to the exercise of the Option shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price or (iv) by such other method as the Plan Administrator may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required Withholding Taxes, must be received by the time specified by the Plan Administrator depending on the type of payment being made.

(f)      Limits on Incentive Stock Options.

          (i)     Incentive Stock Options may only be granted to Employees.

          (ii)     Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

          (iii)     If any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

(g)     Shareholder Rights. The holder of an Option shall have no shareholder rights with respect to the shares subject to the Option until such person shall have exercised the Option, paid the Exercise Price and become a holder of record of the purchased shares.

8.       Formula Option Grants to Non-Employee Directors; Grants to Committee Members.

A Non-Employee Director or a Non-Employee Director who is a member of a committee of the Board (a "Committee Member") shall be entitled to receive Nonqualified Stock Options in accordance with this Section 8.

(a)     Initial Grant. Each Non-Employee Director who first becomes a member of the Board will receive a grant of a Nonqualified Stock Option to purchase 4,375 shares of Company Stock immediately upon the date he or she becomes a member of the Board.

 Each Committee Member who first becomes a member of the audit committee will receive a grant of a Nonqualified Stock Option to purchase 3,750 shares of Company Stock immediately upon the date he or she becomes a member of the audit committee.

 Each Committee Member who first becomes a member of the Compensation Committee (or any other separate committee of the Board (other than the audit committee or an ad hoc committee of the Board), including the governance committee and the nominating committee if either of these committees is established as a separate committee) will receive a grant of a Nonqualified Stock Option to purchase 2,500 shares of Company Stock immediately upon the date he or she becomes a member of such committee.

(b)     Annual Grants. On each date that the Company holds its annual meeting of shareholders: (i) each Non-Employee Director in office both immediately before and after the annual election of directors will receive a grant of a Nonqualified Stock Option to purchase 3,750 shares of Company Stock. The date of grant of each such annual Grant shall be the date of such annual meeting of shareholders.

(c)     Option Price. The exercise price per share of Company Stock subject to an Option granted under this Section 8 shall be equal to the Fair Market Value of a share of Company Stock on the date of grant.

(d)     Option Term. The term of each Option granted pursuant to this Section 8 shall be five (5) years.

(e)     Exercisability. Options granted as initial grants under Section 8(a) shall become exercisable in full upon the completion of one (1) year of Board service measured from the date of grant. Annual grants under Section 8(b) shall become exercisable in full upon the completion of Board service through the earlier of (i) one (1) year measured from the date of grant or (ii) the date of the annual shareholder meeting following the date of grant. All Options granted under this Section 8 shall become exercisable on an accelerated basis upon a Change of Control or the Non-Employee Director’s termination of Board service by reason of death or disability.

(f)     Applicability of Plan Provisions. Except as otherwise provided in, and not inconsistent with, this Section 8, the Nonqualified Stock Options granted to Non-Employee Directors and Committee Members shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other Participants.

9.       Restricted Stock Units.

(a)     General Requirements. The Plan Administrator may grant Restricted Stock Units to an eligible person upon such terms and conditions as the Plan Administrator deems appropriate under this Section 9. Each Restricted Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. The Plan Administrator shall determine the number of Restricted Stock Units to be granted and the requirements applicable to such Restricted Stock Units. All Restricted Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b)     Terms of Restricted Stock Units. The Plan Administrator may grant Restricted Stock Units that are payable on terms and conditions determined by the Plan Administrator, which may include payment based on achievement of performance goals or satisfaction of specified service requirements. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Restricted Stock Units so that the shares of Company Stock subject to those Restricted Stock Units shall vest (or vest and become issuable) upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Restricted Stock Units.

(c)     Payment With Respect to Restricted Stock Units. Payment with respect to Restricted Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Plan Administrator. Restricted Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Plan Administrator.

(d)     Requirement of Employment or Service. The Plan Administrator shall determine in the Grant Agreement under what circumstances a Participant may retain Restricted Stock Units after termination of the Participant’s employment or service, and the circumstances under which Restricted Stock Units may be forfeited.

(e)     Shareholder Rights. The Participant shall not have any shareholder rights with respect to the shares of Company Stock subject to a Restricted Stock Unit until that award vests and the shares of Company Stock are actually issued thereunder.

10.    Stock Awards.

(a)     General Requirements. The Plan Administrator may issue shares of Company Stock to an eligible person under a Stock Award upon such terms and conditions as the Plan Administrator deems appropriate under this Section 10 subject to the requirements of applicable law. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to such vesting restrictions, as determined by the Plan Administrator. The Plan Administrator may establish vesting conditions on Stock Awards which shall lapse over a period of time or according to such other criteria as the Plan Administrator deems appropriate, including the achievement of specific performance goals. The Plan Administrator shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b)     Requirement of Employment or Service. The Plan Administrator shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c)     Restrictions on Transfer. A Participant may not sell, assign, transfer, pledge or otherwise dispose of an unvested Stock Award except upon death as described in Section 16(a). Unvested shares issued pursuant to Stock Awards may, in the Plan Administrator’s discretion, be held in escrow by the Company until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

(d)     Shareholder Rights. Subject to the restrictions on transfer under Section 10(c) above, the Participant shall have full shareholder rights with respect to any shares of Company Stock issued to the Participant under a Stock Award, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

11.    Performance Units.

(a)     General Requirements. The Plan Administrator may grant Performance Units to an eligible person upon such terms and conditions as the Plan Administrator deems appropriate under this Section 11. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Plan Administrator at the time of grant.

(b)     Performance Period. At the time of grant of each Performance Unit, the Plan Administrator shall establish a performance period during which performance shall be measured ("Performance Period"). There may be more than one Grant in existence at any one time, and Performance Periods may differ.

(c)     Performance Goals. Prior to the beginning of a Performance Period, the Plan Administrator shall establish in writing performance goals to be utilized for one or more Performance Units. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Grants of Performance Units so that those Grants shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the Performance Period specified by the Plan Administrator at the time of the Grant.

(d)     Performance Measures. Performance Units shall be granted to a Participant contingent upon the attainment of performance goals in accordance with Section 11(c).

(e)     Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Compensation Committee at the time of the grant. Performance Units earned will be determined by the Plan Administrator in respect of a Performance Period in relation to the degree of attainment of specified performance goals. The measure of a Performance Unit may, in the Plan Administrator’s discretion, be equal to the Fair Market Value of a share of Company Stock.

(f)     Grant Criteria. In determining the number of Performance Units to be granted to any Participant, the Plan Administrator shall take into account the Participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

(g)     Payment. Following the end of a Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the performance goals for such Performance Period, as determined by the Plan Administrator. Payment of Performance Units shall be made in cash, except that, in the discretion of the Plan Administrator, Performance Units which are measured using Company Stock may be paid in shares of Company Stock. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Plan Administrator.

12.    Stock Appreciation Rights and Other Stock-Based Awards.

(a)     SARs. The Plan Administrator may grant SARs to an eligible person separately or in tandem with an Option. The following provisions shall be applicable to SARs:

          (i)     Base Price. The Plan Administrator shall establish the base price of the SAR at the time the SAR is granted. The base price of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount that is at least equal to the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

          (ii)     Tandem SARs. The Plan Administrator may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

          (iii)     Exercisability. An SAR shall be exercisable during the period specified by the Plan Administrator in the Grant Agreement and shall be subject to such vesting and other restrictions as may be specified in the Grant Agreement. The Plan Administrator may grant SARs that are subject to achievement of performance goals or other conditions. The Plan Administrator may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Plan Administrator shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable. In no event may an SAR have a term in excess of seven (7) years.

          (iv)     Grants to Non-Exempt Employees. SARs granted to U.S. persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Plan Administrator, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

          (v)     Settlement of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base price of the SAR as described in subsection (i).

          (vi)     Form of Payment. The Plan Administrator shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(b)     Other Stock-Based Awards. The Plan Administrator may grant other awards not specified in Sections 7, 9, 10, 11 or 12(a) above that are based on or measured by Company Stock to eligible persons, on such terms and conditions as the Plan Administrator deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Plan Administrator in the Grant Agreement.

13.     Dividend Equivalents.

(a)     General Requirements. When the Plan Administrator makes a Grant under the Plan, the Plan Administrator may grant Dividend Equivalents in connection with the Grant, under such terms and conditions as the Plan Administrator deems appropriate under this Section 13. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Plan Administrator; provided, however, that Dividend Equivalents with respect to Grants that vest based on performance shall vest and be paid only if and to the extent the underlying Grant vests as determined by the Plan Administrator. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Restricted Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Plan Administrator.

(b)     Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Plan Administrator.

14.    Deferrals.

The Plan Administrator may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Plan Administrator shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code and applicable provisions of the Income Tax Act (Canada).

15.    Withholding of Taxes.

(a)     Required Withholding. All Grants under the Plan shall be subject to satisfaction of all applicable Withholding Taxes. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any Withholding Taxes that the Company is required to withhold with respect to such Grants, or the Company may at its sole discretion and to the extent permitted by law, deduct from other wages paid by the Company the amount of any Withholding Taxes due with respect to such Grants.

(b)     Election to Withhold Shares. If the Plan Administrator so permits, a Participant may elect to satisfy the Withholding Taxes with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable Withholding Tax rate. The election must be in a form and manner prescribed by the Plan Administrator.

16.    Transferability of Grants.

(a)     Restrictions on Transfer. Except as described below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)     Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing but subject to applicable securities legislation, the Plan Administrator may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Plan Administrator may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

17.    Consequences of a Change of Control.

In the event of a Change of Control, the Plan Administrator may take any one or more of the following actions with respect to all outstanding Grants, without the consent of any Participant: (i) the Plan Administrator may determine that outstanding Options and SARs shall become fully exercisable, and restrictions on outstanding Stock Awards, Restricted Stock Units, Performance Units and Stock-Based Awards shall lapse so that such Grants shall become fully vested, as of the date of the Change of Control or at such other time as the Plan Administrator determines; (ii) the Plan Administrator may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Plan Administrator, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price (or the Base Price), if any, payable in accordance with the same exercise or vesting schedule applicable to those Grants and on such other terms as the Plan Administrator determines; (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Plan Administrator may terminate any or all unexercised Options and SARs at such time as the Plan Administrator deems appropriate; (iv) with respect to Participants holding Restricted Stock Units, Performance Units, Other Stock-Based Awards or Dividend Equivalents, the Plan Administrator may determine that such Participants shall receive one or more payments in settlement of such Restricted Stock Units, Performance Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Plan Administrator (including payment in accordance with the same vesting schedule applicable to those Grants); (v) the Plan Administrator may terminate all unvested Restricted Stock Units, Performance Units, Other Stock-Based Awards or Dividend Equivalents and require the surrender of any unvested shares subject to Stock Awards; or (vi) the Plan Administrator may determine that Grants that remain outstanding after the Change of Control shall be assumed by the successor corporation or otherwise continued in effect. Such acceleration, surrender, termination, settlement or assumption shall take place as of the date of the Change of Control or such other date as the Plan Administrator may specify.

(a)     Other Transactions. The Plan Administrator may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Plan Administrator may establish other provisions that shall be applicable in the event of a specified transaction.

18.    No Repricing.

The Plan Administrator may not without obtaining shareholder approval (i) implement cancellation/regrant programs pursuant to which outstanding Options or SARs under the Plan are cancelled and new Options or SARs are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or SARs under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Company Stock for consideration payable in cash or in equity securities of the Company or (iii) reduce the exercise or base price in effect for outstanding Options or SARs under the Plan except pursuant to adjustments under Section 5(f).

19.    Requirements for Issuance of Shares.

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Plan Administrator. The Plan Administrator shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Plan Administrator shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

20.    Effective Date, Amendment and Termination of the Plan.

(a)     Effective Date. The Plan became effective upon its adoption by the shareholders at the 2006 Annual Shareholders Meeting. The Plan was amended on July 29, 2010 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 475,000 shares, extend the term of the Plan to September 6, 2020 and make certain other technical amendments; such amendment was approved by the shareholders at the 2010 Annual Shareholders Meeting. The Plan was amended on July 10, 2015 to: (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 750,000 shares; (ii) extend the term of the Plan to September 1, 2025; (iii) include a list of performance goals that may be utilized to establish vesting for performance-based awards; (iv) amend the terms of the Non-Employee Director grants; (v) require gross counting of the share reserve; (vi) impose a minimum 12-month vesting requirement on Grants; (vii) prohibit repricing of Options and SARs; and (viii) permit the net exercise of an Option, subject to shareholder approval at the 2015 Annual Shareholders Meeting.

(b)     Amendment. The Board may amend or terminate the Plan at any time; provided, however, no amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement. In addition, amendments to the Plan shall be subject to approval of the shareholders and regulatory authorities to the extent required by applicable law or regulation or pursuant to the rules or listing standards of any securities exchange (or the Nasdaq National Market or AIM) on which the Company Stock is traded. For greater specificity, the Board may make such amendments to the Plan as it deems desirable or necessary, without the approval of the Company’s shareholders, except any such amendment to: (i) change the maximum number of shares of Company Stock that may be issued under the Plan, whether as a fixed number of shares or as a fixed percentage of the number of shares outstanding from time to time (other than to reflect an adjustment pursuant to Section 5(f), unless otherwise required by any securities exchange or market on which the shares of the Company are listed); (ii) materially increase benefits to Participants, including any change to permit a repricing or decrease the Exercise Price of an Option; (iii) reduce the exercise price or purchase price or extend the term of any Grant under the Plan which would benefit an Insider; (iv) materially expand the class of participants eligible to participate in the Plan; (v) expand the types of awards provided under the Plan; or (vi) any amendment to Section 5(e) (the insider participation limit) or this Section 20(b). Notwithstanding anything in the Plan to the contrary but subject to this Section 20(b), the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(c)     Termination of Plan. Subject to shareholder approval, the Plan shall terminate on September 1, 2025, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Plan Administrator with respect to an outstanding Grant.

21.    Miscellaneous.

(a)     Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to Section 16 Insiders, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Plan Administrator may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Plan Administrator may also adopt rules regarding the withholding of taxes on payments to Participants. The Plan Administrator may, in its sole discretion, agree to limit its authority under this Section.

(b)     Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c)     Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(d)     Participation Voluntary. The participation of any Participant of the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring any rights or privileges, other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment, appointment or engagement to provide services, or constitute a commitment on the part of the Employer to continued employment, appointment or engagement to provide services, and neither the Plan nor any Grant under the Plan shall be construed as granting a Participant a right to be retained as an Employee, Non-Employee Director or Consultant or a claim or right to any future Grants under the Plan. Neither the Plan nor any action taken hereunder shall interfere with the right of the Employer to terminate the employment, appointment or provision of services of such Participant at any time. The payment of any sum of money in cash in lieu of notice of termination of employment, appointment or provision of services shall not be considered as extending the period of employment, appointment or the provision of services for the purposes of the Plan.

(e)     No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Plan Administrator shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f)      Employees Resident Outside the United States. With respect to Participants who are resident in countries other than the United States, the Plan Administrator may make Grants on such terms and conditions as the Plan Administrator deems appropriate to comply with the laws of the applicable countries, and the Plan Administrator may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(g)     Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws provisions thereof.

Tucows, Inc.

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59pm , Eastern Standard Time, on September 7, 2015.

Vote by Internet

- Go to **www.investorvote.com/tcx**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Allen Karp	☐	☐	02 - Rawleigh Ralls	☐	☐	03 - Jeffrey Schwartz	☐	☐
04 - Erez Gissin	☐	☐	05 - Robin Chase	☐	☐	06 - Joichi Ito	☐	☐
07 - Elliot Noss	☐	☐						

+

	For	Against	Abstain		For	Against	Abstain
2. Proposal to amend and restate 2006 Equity Compensation Plan	☐	☐	☐	3. Proposal to ratify independent public accounting firm for 2015.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X +

024WMD

2015 Annual Meeting Admission Ticket
2015 Annual Meeting of
Tucows Inc Shareholders
Tuesday, September 8, 2015 4:30pm EST Local Time
96 Mowat Avenue, Toronto, Ontario
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Tucows, Inc.

Notice of 2015 Annual Meeting of Shareholders

Tucows Inc. 96 Mowat Avenue, Toronto, Ontario M6K 3M1
Proxy Solicited by Board of Directors for Annual Meeting – September 8, 2015

Elliot Noss and Michael Cooperman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Tucows, Inc. to be held on September 8, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Tucows, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Allen Karp	☐	☐	02 - Rawleigh Ralls	☐	☐	03 - Jeffrey Schwartz	☐	☐
04 - Erez Gissin	☐	☐	05 - Robin Chase	☐	☐	06 - Joichi Ito	☐	☐
07 - Elliot Noss	☐	☐						

	For	Against	Abstain
2. Proposal to amend and restate 2006 Equity Compensation Plan	☐	☐	☐
3. Proposal to ratify independent public accounting firm for 2015.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

024WND

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The Proxy Statement is available at:
www.edocumentview.com/TCX

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Tucows, Inc.

Notice of 2015 Annual Meeting of Shareholders

Tucows Inc. 96 Mowat Avenue, Toronto, Ontario M6K 3M1
Proxy Solicited by Board of Directors for Annual Meeting – September 8, 2015

Elliot Noss and Michael Cooperman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Tucows, Inc. to be held on September 8, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)